UNITED STATES
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Marvell Technology, Inc.

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To our Stockholders
Marvell executed well in fiscal 2024 as we delivered total revenue of $5.5 billion and continued to transform the company to capitalize on the semiconductor industry’s most compelling growth opportunities. Artificial Intelligence (AI) is driving a generational change in data center architecture, and Marvell is one of the key enablers of this shift.
As customers increasingly allocate spend to ensure their infrastructure supports AI workloads, the demand for Marvell’s data center products — including custom silicon, optical connectivity, and switching — has surged. As a result, our Data Center revenue grew from about one-third of Marvell’s total revenue at the start of the year to more than half as we exited the fiscal fourth quarter. AI-related revenue more than tripled from approximately 3% in FY23 to more than 10% of total company revenue in FY24.
In addition to the growth of our Data Center business, in fiscal year 2024 our Automotive revenue grew annually as we continued to win new business across a broad swath of automotive OEMs. These customers rely on a growing number of Ethernet-connected endpoints to increase bandwidth and connect an array of computing functions within their vehicles and to the cloud.
While our Data Center and Automotive businesses grew in fiscal year 2024, our Carrier Infrastructure end market experienced a global softening in demand as customers slowed their 5G deployments and reduced Capex. At the same time, Marvell’s Enterprise Networking business experienced the impact of a global slowdown in IT spending. Despite these cyclical trends, our Carrier and Enterprise businesses serve large and enduring end markets that are essential to the global economy, and we expect customer demand for our leading-edge products to resume.
Controlling our destiny
In a year marked by shifts and disruptions in the semiconductor industry, we focused on controlling our destiny by reallocating our resources to accelerate our product roadmaps and seize opportunities related to AI in the Data Center. We also committed to reduce operating expenses and improve non-GAAP gross margin throughout the year, and we delivered on those commitments. In addition, we paid down debt and refinanced remaining portions with more favorable terms. We drove significant improvement in cash flow in the second half of the fiscal year and restarted our share repurchase program. Overall, Marvell returned $357 million to Stockholders in fiscal year 2024 through dividends and stock repurchases. In addition, Marvell’s Board of Directors recently authorized adding $3 billion to the company’s existing stock repurchase program, which had approximately $300 million remaining at the end of fiscal year 2024. This $3 billion increase is the largest repurchase authorization in our history.
Marvell’s transformation continues to pay off
AI has been the catalyst necessitating the extraordinary capabilities of Accelerated Computing and, more specifically, Accelerated Infrastructure. AI demands new levels of computational muscle, provided by GPUs and multiple types of customized accelerators. These accelerators represent a stark departure from traditional computing architectures that for decades were characterized by standard servers and CPUs. In fact, AI requires the power of thousands and even tens of thousands of computing systems in one or more connected data centers. AI is the most data-hungry workload the world has ever seen, and it requires leading-edge solutions to rapidly move, store, process, and secure the massive amounts of data that these systems use and produce.

“AI is the most data-hungry workload the world has ever seen, and it requires leading-edge solutions to rapidly move, store, process, and secure massive amounts of data. This accelerated infrastructure will enable a generational change in data center architecture, and Marvell is strongly positioned at the center of it.”

Marvell Technology, Inc. 2024 Proxy Statement

This is where Marvell plays a critical role. We specialize in building the Accelerated Infrastructure — the connectivity and compute — that are necessary for Accelerated Computing. In many ways, Marvell was built for this opportunity. Our portfolio includes optical connectivity solutions that provide ultra-high bandwidth and low latency. Bolstered by Marvell’s acquisitions of Inphi and Innovium in 2020 and 2021, respectively, we have solidified our position as a leader in high-speed connectivity and electro-optics. In fact, this aspect of our Data Center business was a key reason that our AI-related revenue surpassed a $200 million quarterly run rate by the end of fiscal year 2024.
In addition, Marvell has established itself as a leader in providing cutting-edge compute platforms that enable customers to push the boundaries of AI and cloud workloads in unique ways. Following Marvell’s acquisition of Cavium in 2018, we made a commitment to be a leader in accelerated compute silicon and recognized the need to have an advanced-node platform and an experienced team of people capable of collaborating with customers to develop tailored solutions that meet their unique needs. To this end, in 2019 we acquired Avera Semiconductor, the ASIC business of GLOBALFOUNDRIES, which expanded Marvell’s custom development capability. Subsequently, in 2021, we introduced our custom compute strategy and platform with products that are currently transitioning into production and are expected to fuel significant growth in fiscal years 2025 and 2026.
While we have built our strategic capabilities through a series of highly successful acquisitions, concurrently, we have excelled at organic innovation and become an industry leader in process technology, executing multiple 5nm designs in recent years and are now deeply engaged with cloud customers on many 3nm opportunities. In March 2024 we extended our collaboration with TSMC to develop the industry’s first technology platform to produce 2nm semiconductors optimized for the demands of AI.
Being recognized as a Great Place to Work
At Marvell, we know that our people are the essence of our company. Not only are our employees our most important competitive advantage, they bring to life a workplace and culture that we can all be proud of as they engage with each other and our customers, partners, investors and other stakeholders.
Marvell’s culture and workplace continues to garner external recognition. Among several honors over the past year, we were excited to be certified as a Great Place to Work® in the US. This recognition is particularly meaningful because it is based solely on the feedback provided by our current employees about their experience working at Marvell. In addition, Marvell was named one of Glassdoor’s “Best Places to Work in 2023,” and Forbes and Fortune recognized our company on their lists of “World’s Best Employers in 2023” and “Best Workplaces to Work in the Bay Area 2023,” respectively. The tech recruiting platform Built In also named Marvell one of the top 100 Best Large Places to Work in the San Francisco Bay Area.
While we are proud of this recognition, we always seek ways to improve. For instance, in fiscal 2024, Marvell increased its mental health care offerings for our employees with a focus on individual care that suits their personal preferences and lifestyles. We also expanded our family planning and health care benefits, such as increased adoption and surrogacy reimbursements and fertility coverage in the US, along with extended family leave at our sites globally.
Our commitment to treating people with respect and acting with integrity guides everything we do as a company. Integral to that is our focus on creating an inclusive, diverse and open culture. A particular area of emphasis has been on helping women develop in their careers at Marvell and in the semiconductor industry as a whole. We have an inclusion network called Women@Marvell that is active in all regions of the world, with more than 20 chapters and 700 members. In fiscal 2024, we launched two highly successful mentoring programs for women globally at Marvell.
Our commitment to transparency and openness at Marvell is reinforced through various channels of employee feedback. One significant method is our Ethical Culture Survey, which was last conducted in 2023 and involved all employees. The insights gained from this survey highlighted Marvell’s deep commitment to having a collaborative and respectful culture and doing the right thing. We also have high ethical standards governing the way we conduct our business externally, including the expectations we have of our suppliers and business partners.
Making a difference
At Marvell, we are not only committed to doing our part to transform the world with innovative technologies, we also aspire to make a difference by virtue of the way we contribute to our communities and the environment. When it comes to environmental sustainability, in fiscal year 2024 we developed a plan to reduce companywide greenhouse gas emissions, and our plan was validated by the Science Based Targets initiative. We have also continued to work with our customers and suppliers to drive positive actions related to climate change.
In addition, we are committed to giving back to the communities where we operate and to broader causes that our employees deem important and worthwhile. For example, as a company, we offer employer-matching contributions and provide paid time off for employees who volunteer for causes they believe in.
Looking to the future
This is a very exciting time to be in the semiconductor industry as technology continues to transform the world. As I’ve described, we are currently experiencing a massive transformation that is fundamentally changing data center architectures. At Marvell, we anticipated this change and spent the past several years preparing for it through organic growth and strategic acquisitions. Now those efforts are paying off, and in an increasingly big way. In fact, because of AI and the need for Accelerated Infrastructure, our opportunity is even bigger than we expected. We have been very thoughtful in building our portfolio and capabilities, and now Marvell is meeting the AI opportunity with leading solutions to enable Accelerated Computing with the power and efficiency of Accelerated Infrastructure.
In closing, I want to extend my heartfelt gratitude to Rick Hill, who, in fiscal year 2024, retired as Chairman of the Marvell Board — a position he held since April 2016. Rick played a pivotal role in Marvell’s multi-year transformation, including the recruitment of me and other members of our management team. Anyone who has benefited from Marvell’s success and growth in recent years can be grateful for his many contributions to this company, and I am honored to follow him in the role of Chairman.

Marvell Technology, Inc. 2024 Proxy Statement

Finally, I want to thank all of you who have invested in Marvell for the confidence you have had in our company. We are proud of the many things we have achieved and more confident than ever that our future has the potential to be truly extraordinary.
Matt Murphy
Chairman and CEO
This letter contains forward-looking statements within the meaning of the federal securities laws that involve risks and uncertainties. Words such as “aim,” “see,” “look,” “committed,” “dedicated,” “prospect,” “expect,” “intend,” “plan,” “project,” “believe,” “seek,” “can,” “may,” “will,” “target” and similar expressions identify such forward-looking statements. These statements are not guarantees of results and should not be considered as an indication of future activity or future performance. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Actual events or results may differ materially from those described in this letter due to a number of risks and uncertainties, including the risks and uncertainties that affect our business described in the “Risk Factors” section of our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed by us from time to time with the SEC. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and we assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.
*Non-GAAP gross margin is a financial measure that is not prepared in accordance with generally accepted accounting principles (“GAAP”). Our earnings press release filed with the SEC on a Current Report of Form 8-K on March 7, 2024 defines this and other non-GAAP financial measures and reconciles them to the most directly comparable historical GAAP financial measures.

Marvell Technology, Inc. 2024 Proxy Statement

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To Be Held on June 20, 2024	1000 N. West Street Suite 1200 Wilmington, DE 19801
The 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Marvell Technology, Inc., a Delaware corporation, (“Marvell,” the “Company,” “we,” “us” or “our”) is scheduled to be held on Thursday, June 20, 2024, at 12:00 p.m. Pacific Time. The Annual Meeting will take place solely by means of remote communication as discussed below. The Annual Meeting will be held virtually via live audio webcast at www.virtualshareholdermeeting.com/MRVL2024. You will be able to attend, vote your shares and submit questions online during the meeting by logging in to the website specified above using the 16-digit control number included on your proxy card or a “legal proxy,” as described in further detail below.
The purposes of the Annual Meeting are:
1.
To elect the eleven (11) directors named in the accompanying proxy statement who will hold office until the earlier of the 2025 Annual Meeting or their resignation or removal;

2.
To approve named executive officer compensation on an advisory (non-binding) basis; and

3.
To ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for its fiscal year ending February 1, 2025.

In addition, stockholders may be asked to consider and vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof. If any other matters properly come before the Annual Meeting or any adjournment or postponement thereof, the persons named in the proxy card will vote in their discretion the shares represented by all properly executed proxies.
The foregoing items of business are more fully described in the proxy statement accompanying this notice of Annual Meeting. We have established the close of business, 6 p.m. Pacific Time, on April 25, 2024, as the record date for determining those stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. Only holders of shares of common stock as of the record date are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. Execution of a proxy will not in any way affect your right to attend and vote at the Annual Meeting, and any person who executes a proxy will retain the right to revoke it at any time before it is exercised. Each stockholder may appoint only one proxy holder or representative to attend the meeting on his or her behalf.
Your Board recommends that you vote: FOR the Board’s nominees for directors; FOR the approval of our named executive officer compensation; and FOR the ratification of the appointment of our independent registered public accounting firm.
In the event of a technical malfunction or other situation that the meeting Chairman determines may affect the ability of the Annual Meeting to satisfy the requirements for a meeting of stockholders to be held by means of remote communication under the Delaware General Corporation Law, or that otherwise makes it advisable to adjourn the Annual Meeting, the Chairman or secretary of the Annual Meeting will convene the meeting at 2:00 p.m. Pacific Time on the date specified above and at Marvell Semiconductor, Inc., 5488 Marvell Lane, Santa Clara, California 95054 solely for the purpose of adjourning the meeting to reconvene at a date, time and physical or virtual location announced by the meeting Chairman. Under either of the foregoing circumstances, we will post information regarding the announcement in the “Investor Relations” section of the Company’s website at https://investor.marvell.com.
Your attention is directed to the accompanying proxy statement. Whether or not you plan to attend the Annual Meeting online, it is important that your shares be represented and voted at the Annual Meeting. For specific voting instructions, please refer to the information provided in the following proxy statement, together with your proxy card or the voting instructions you receive by mail, e-mail or that are provided via the Internet.
BY ORDER OF THE BOARD OF DIRECTORS
May 8, 2024	MATTHEW J. MURPHY Chairman and CEO

Important notice regarding the availability of proxy materials for the Annual Meeting:
This Proxy Statement and the financial and other information contained in our Annual Report to Stockholders for the fiscal year ended February 3, 2024 are available at www.proxyvote.com, where you may also cast your vote.

Marvell Technology, Inc. 2024 Proxy Statement	1

Marvell Technology, Inc. 2024 Proxy Statement	2

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS JUNE 20, 2024	MARVELL TECHNOLOGY, INC. 1000 N. West Street Suite 1200 Wilmington, DE 19801
INTRODUCTION
This proxy statement and the accompanying proxy materials are being furnished in connection with the solicitation by the board of directors (the “Board”) of Marvell Technology, Inc., a Delaware corporation, of proxies for use at our Annual Meeting of Stockholders (referred to herein as the “Annual Meeting” or the “meeting”) scheduled to be held virtually at 12:00 p.m. Pacific Time, on Thursday, June 20, 2024. This proxy statement and the accompanying proxy materials are first being made available to stockholders on or about May 8, 2024.
INFORMATION REGARDING THE ANNUAL MEETING
This proxy statement contains information about the meeting and was prepared by our management at the direction of our Board. Our Board supports each action for which your vote is solicited.
Our Board asks you to appoint Willem Meintjes, our Chief Financial Officer, and Mark Casper, our Chief Legal Officer and Secretary, as your proxy holders to vote your shares at the meeting. You may make this appointment by properly completing the proxy as described below. If appointed by you, your shares represented by a properly completed proxy received by us will be voted at the meeting in the manner specified therein or, if no instructions are marked on the proxy, your shares will be voted as described below. Although management does not know of any other matter to be acted upon at the meeting, unless contrary instructions are given, shares represented by valid proxies will be voted by the persons named on the proxy card in the manner the proxy holders deem appropriate for any other matters that may properly come before the meeting.
We maintain our executive office in Delaware at 1000 N. West Street, Suite 1200, Wilmington, DE 19801. Our telephone number in Delaware is (441) 294-8096.
Record Date and Shares Outstanding
The record date for the Annual Meeting has been set as the close of business, 6 p.m. Pacific Time, on April 25, 2024 (“Record Date”). Only stockholders of record as of such date will be entitled to notice of and to vote at the meeting. On the Record Date, there were 865,475,012 issued shares of common stock, par value $0.002 per share (“shares of common stock” or “shares”). In accordance with our Bylaws, each issued share is entitled to one vote on each of the proposals to be voted on at the meeting. Shares held as of the Record Date include shares of common stock that are held directly in your name as the stockholder of record and those shares held for you as a beneficial owner through a broker, bank, or other nominee.
In this proxy statement, we refer to the fiscal year ended January 30, 2021 as fiscal 2021, the fiscal year ended January 29, 2022 as fiscal 2022, the fiscal year ended January 28, 2023 as fiscal 2023, the fiscal year ended February 3, 2024 as fiscal 2024 and the fiscal year ended February 1, 2025 as fiscal 2025.

Marvell Technology, Inc. 2024 Proxy Statement	3

PROPOSAL NO. 1
ELECTION OF DIRECTORS
Nominees
Our Bylaws provide that our Board shall consist of not fewer than two (2) nor more than fifteen (15) directors, the exact number is currently set at eleven and there are currently eleven members serving on our Board. After discussing with each director their interest in continuing to serve as a director of the Company, the nominating and governance committee of the Board (the “N&G Committee”) has recommended, and our Board has nominated, all eleven current members of our Board to stand for election at the Annual Meeting.
Our director nominees for the 2024 Annual Meeting are Sara Andrews, Tudor Brown, Brad Buss, Daniel Durn, Rebecca House, Marachel Knight, Matthew J. Murphy, Michael Strachan, Robert E. Switz, Ford Tamer, and Richard Wallace. All of our director nominees are currently directors who were last elected by stockholders at the 2023 Annual Meeting except for Messrs. Durn and Wallace. Messrs. Richard Wallace and Daniel Durn were each appointed to the Board in April 2024 upon the recommended of the N&G Committee.
All nominees elected as directors will serve until the 2025 Annual Meeting and until their successors have been duly elected and qualified or their earlier resignation or removal. In the event any new nominees are appointed as directors after this Annual Meeting, they will be required to stand for election at the next Annual Meeting and each Annual Meeting thereafter, if nominated to do so.
As part of our goal of building a diverse board, the N&G Committee actively seeks out highly qualified diverse candidates to add to the Board.
Biographical information for each of the nominees may be found immediately following this proposal. We have been advised that each of our nominees is willing to be named as such herein and each of the nominees is willing to serve as a director if elected. However, if one or more of the director nominees should be unable or, for good cause, unwilling to serve as a director, the proxy holders may vote for a substitute nominee recommended by the N&G Committee and approved by our Board, or the Board may reduce its size.
Board Recommendation and Required Vote
Our Board recommends that you vote FOR each director nominee identified above.
Unless authority to do so is withheld, the proxy holders named in the proxy card will vote the shares represented thereby FOR the election of each such nominee. Assuming the presence of a quorum, our Bylaws require that, in an uncontested election (such as the Annual Meeting), a director nominee will be elected only if he or she receives a majority of the votes cast with respect to his or her election (that is, the number of votes cast “for” that nominee exceeds the number of votes cast “against” that nominee) at the Annual Meeting. Abstentions and broker non-votes will have no effect on the outcome.
DIRECTOR NOMINEES AND BOARD DIVERSITY MATRIX (AS OF APRIL 25, 2024)(1)
Name	Age(2)	Position(s)	Director Since	Gender Identity	Demographic Background(3)
Matthew J. Murphy	51	Chairman, President & CEO	2016	M	W
Sara Andrews	60	Independent Director	2022	F	W
Tudor Brown	65	Independent Director	2016	M	W
Brad W. Buss	60	Independent Director	2018	M	W
Daniel Durn	57	Independent Director	2024	M	W
Rebecca House	51	Independent Director	2022	F	W
Marachel L. Knight	51	Independent Director	2020	F	B
Michael G. Strachan	75	Independent Director	2016	M	W
Robert E. Switz	77	Independent Director	2016	M	W
Ford Tamer	62	Independent Director	2021	M	W
Richard P. Wallace	64	Independent Director	2024	M	W

(1)
Pursuant to Nasdaq guidance release “Board Diversity Matrix Instructions and Templates” dated January 23, 2023, we have excluded categories that are not applicable to our directors.

(2)
The age of each director is provided as of the Record Date.

(3)
B-Black or African American. W-White. M-Male. F-Female.

Marvell Technology, Inc. 2024 Proxy Statement	4

Below each nominee’s biography, we have included an assessment of the skills and experience of such nominee that led to the conclusion he or she should serve as a director at this time, in light of the Company’s business and structure.
Matthew J. Murphy Chairman, President & CEO Age: 51 Director Since: 2016
Matthew J. Murphy is Marvell’s President and Chief Executive Officer. He has led the Company since joining in July 2016 and has served as a member of the Board since 2016 and as Chairman of the Board since June 2023. In his role as President and Chief Executive Officer, Mr. Murphy is responsible for leading new technology development, directing ongoing operations and driving Marvell’s growth strategy. Prior to joining Marvell, Mr. Murphy worked for Maxim Integrated Products, Inc. (“Maxim”), a designer, manufacturer, and seller of analog and mixed signal integrated circuits, for 22 years, where he advanced through a series of business leadership roles over two decades. Most recently, from 2015 to 2016 he was Executive Vice President, Business Units, Sales and Marketing. In this capacity he had company-wide profit and loss responsibility, leading all product development, sales and field applications, marketing, and central engineering. From 2011 to 2015, he was Senior Vice President of the Communications and Automotive Solutions Group, leading the team that developed differentiated solutions for those markets. From 2006 to 2011, he was Vice President, Worldwide Sales & Marketing during a time when Maxim’s sales expanded significantly. Prior to 2006, he served in a variety of business unit management and customer operations roles. In prior roles, Mr. Murphy led Maxim’s communications, data center, and automotive business groups, all of which experienced significant growth under his leadership. Mr. Murphy previously served on the board of directors of eBay Inc. Mr. Murphy earned a Bachelor of Arts from Franklin & Marshall College and is a graduate of the Stanford Executive Program.
Mr. Murphy brings to the Board both extensive industry knowledge and, as a result of his day-to-day involvement in the Company’s business, insight and information related to the Company’s strategy, sales, financial condition, operations, and competitive position.

Sara Andrews Independent Director Age: 60 Director Since: 2022
Sara Andrews has served as a member of the board of directors since April 2022. In April 2022, she joined Experian plc, a multi-national data analytics and consumer credit reporting company, as Chief Information Security Officer. She served as Senior Vice President and Chief Information Security Officer at PepsiCo, Inc., a multi-national food and beverage company, from July 2014 to April 2022, where she was responsible for safeguarding networks and data across all PepsiCo business units and brands globally. Prior to joining PepsiCo, Inc., she served as Chief Network Security Officer of Verizon Communications, Inc. from June 1997 to July 2014, during which time she led several organizations responsible for the security of all Verizon wireline networks serving Verizon’s residential, small business and enterprise customers. Ms. Andrews previously served on the board of directors of LogMeIn, Inc., formerly a public company, Mandiant, Inc. and the Collin County Children’s Advocacy Center, a non-profit child advocacy center based in Plano, Texas. She is a member of the CISO (Chief Information Security Officer) Coalition National Leadership Board. Ms. Andrews holds a Bachelor of Industrial Engineering from Auburn University and a Master of Business Administration from Brenau University.
Ms. Andrews brings to the Board extensive expertise in cyber-security and information system technology. She also brings experience with the operation of large companies that are of a size and scale significantly greater than the Company.

Marvell Technology, Inc. 2024 Proxy Statement	5

W. Tudor Brown Independent Director Age: 65 Director Since: 2016
W. Tudor Brown has served as a director since December 2016. Mr. Brown, who has decades of leadership experience in the semiconductor industry, currently serves on the board of the Lenovo Group Limited as well as a private company board and the board of a company registered on the London Stock Exchange. Mr. Brown previously served on the boards of Xperi (formerly Tessera Technologies) and Semiconductor Manufacturing International Corporation. Mr. Brown was one of the founding members and, until his retirement in May 2012, President of ARM Holdings plc, a publicly-traded semiconductor IP and software design company. During his tenure, he served in a range of leadership roles, including Chief Technical Officer, Chief Operating Officer and President. He also served for more than a decade on the company’s board of directors through his retirement in May 2012. Earlier in his career, Mr. Brown held leadership engineering roles at Acorn Computers and Sension, Inc. Mr. Brown, who earned a Master of Arts in Electrical Sciences from Cambridge University, holds a patent in low-power logic, and has been honored both as a Fellow of the Institution of Engineering and Technology, and as a Fellow of the Royal Academy of Engineering.
Mr. Brown brings to the Board his experience as a founder and senior executive of one of the world’s most successful semiconductor technology and licensing companies, along with his strong operational experience and deep industry knowledge.

Brad W. Buss Independent Director Age: 60 Director Since: 2018
Brad W. Buss has served as a director since July 2018. Mr. Buss was the Chief Financial Officer of SolarCity Corporation, a provider of solar energy services, from August 2014 until he retired in February 2016. Mr. Buss served as the Executive Vice President of Finance and Administration and Chief Financial Officer of Cypress Semiconductor Corporation from August 2005 to June 2014. Mr. Buss also held prior financial leadership roles with Altera Corporation, Cisco Systems, Inc., Veba Electronics LLC and Wyle Electronics, Inc. Mr. Buss currently serves on the boards of directors of AECOM and QuantumScape Corporation as well as private company boards. Mr. Buss previously served as a director of TuSimple Holdings Inc., Advance Auto Parts, Inc, Tesla Motors Inc., CaféPress, Inc. and Cavium, Inc. (which Marvell acquired in July 2018). Mr. Buss holds a Bachelor of Arts in economics from McMaster University and an Honors Business Administration degree, majoring in finance and accounting, from the University of Windsor.
Mr. Buss brings to the Board his executive experience and his financial and accounting expertise with both public and private companies in the semiconductor industry and other diverse industries as well as extensive business management, governance, and leadership experience.

Daniel Durn Independent Director Age: 57 Director Since: 2024
Daniel Durn has served as a director since April 2024. He is the Chief Financial Officer and Executive Vice President, Finance, Technology Services and Operations of Adobe Inc. Mr. Durn Joined Adobe in October 2021 as Executive Vice President and Chief Financial Officer. Prior to that, Mr. Durn served as a Senior Vice President and Chief Financial Officer of Applied Materials, Inc., a semiconductor equipment company, from August 2017 to October 2021. Previously, he was Executive Vice President and Chief Financial Officer at NXP Semiconductors N.V. from December 2015 to August 2017 following its merger with Freescale Semiconductor Inc. (“Freescale”), where he was Senior Vice President and Chief Financial Officer prior to the merger. Before Freescale, he was Chief Financial Officer and Executive Vice President of Finance and Administration at GlobalFoundries, a multinational semiconductor company, and he served as Managing Director and Head of Mergers and Acquisitions and Strategy at Mubadala Technology Fund, a private equity fund. Prior to that, Mr. Durn was a Vice President of Mergers and Acquisitions in the technology practice at Goldman Sachs & Company, a global investment banking firm. Mr. Durn received his MBA in Finance from Columbia Business School and graduated from the U.S. Naval Academy with a Bachelor of Science in Control Systems Engineering. He served in the Navy for six years, reaching the rank of lieutenant.
Mr. Durn brings to the Board deep expertise relating to finance and accounting matters and extensive business management, governance, and leadership experience at other publicly traded technology and semiconductor companies.

Marvell Technology, Inc. 2024 Proxy Statement	6

Rebecca House Independent Director Age: 51 Director Since: 2022
Rebecca W. House has served as a director since August 2022. Ms. House has served as the Senior Vice President, Chief People (since July 2020) and Legal Officer and Secretary (since January 2017) of Rockwell Automation, Inc., a global leader in industrial automation and digital transformation. Prior to that she served as the Assistant General Counsel, Operations and Compliance, and Assistant Secretary, at Harley-Davidson, Inc., a motorcycle manufacturer. Ms. House serves on the board of directors for FMI Funds, Inc. and the Wisconsin Alumni Research Foundation (WARF). She is also a director and former Board President of Sojourner Family Peace Center, the largest provider of domestic violence prevention and intervention services in the state of Wisconsin. She graduated with a Bachelor of Arts degree from the University of Wisconsin – Madison. She earned her law degree, magna cum laude, from Harvard Law School in Cambridge, Massachusetts.
Ms. House brings to the Board her human resources, legal, and general management experience and expertise, as well as corporate governance experience developed through leadership positions at public companies with global operations.

Marachel L. Knight Independent Director Age: 51 Director Since: 2020
Marachel L. Knight has served as a director since July 2020. In December 2022, Ms. Knight retired as Senior Vice President of Strategic Program Realization at AT&T, Inc., a leading provider of telecommunications, media, and technology services globally, where she was responsible for managing prioritization of a multi-billion-dollar capital portfolio and delivering strategic initiatives, products and services that spanned across the enterprise. Prior to holding that position, she served as the Senior Vice President of Technology Planning and Operations at AT&T, Inc., from April 2021 to April 2022. Prior to holding that position, she held various leadership positions at AT&T, Inc. over her more than 25 year tenure, including Senior Vice President of Engineering and Operations from 2020 to 2021; Senior Vice President of Technology Services and Operations from 2019 to 2020; Senior Vice President of Wireless and Access Engineering, Construction and Operations from 2018 to 2019; Senior Vice President of Technology Planning and Engineering from 2017 to 2018; Senior Vice President — Wireless Network Architecture and Design during 2017; Vice President — Advanced Technology Planning and Realization from 2016 to 2017; and Vice President — Construction and Engineering (Midwest Region) from 2015 to 2016. Prior to holding these positions, she held other leadership roles at AT&T, Inc. of increasing responsibility. She holds a Master of Science, Information Networking from Carnegie Mellon University and a Bachelor of Science, Electrical Engineering from Florida State University.
Ms. Knight brings to the Board her technical and operational leadership gained over her 27 years of experience at AT&T, including her experience managing technology operations at scale as well as experience in 5G planning and rollouts that provides us with insights related to our technology and strategic business priorities in our carrier infrastructure end market.

Michael G. Strachan Independent Director Age: 75 Director Since: 2016
Michael G. Strachan has served as a director since May 2016 and as Lead Independent Director since June 2023. Mr. Strachan began his career in 1976 at Ernst & Young LLP, where he spent his entire career, holding positions of increasing responsibility until his retirement in December 2008. From July 2007 until December 2008, he was a member of Ernst & Young’s America’s Executive Board, which oversaw the firm’s strategic initiatives in North and South America. From July 2006 to December 2008, he was also a member of Ernst & Young’s U.S. Executive Board, which oversaw partnership matters in the U.S. for the firm. From July 2000 through December 2008, he was Vice Chairman and Area Managing Partner for Ernst & Young offices between San Jose, California and Seattle, Washington, and was responsible for oversight of the firm’s operations in that area. From March 2009 to May 2014, he was a director at LSI Logic, including Chairman of the audit committee for most of that time. Mr. Strachan holds a Bachelor of Science in Accounting from Northern Illinois University.
Mr. Strachan brings to the Board deep expertise relating to finance and accounting matters and extensive business management, governance, and leadership experience.

Marvell Technology, Inc. 2024 Proxy Statement	7

Robert E. Switz Independent Director Age: 77 Director Since: 2016
Robert E. Switz has served as a director since May 2016. Mr. Switz was the Chairman, President and Chief Executive Officer of ADC Telecommunications, Inc. (“ADC”), a supplier of network infrastructure products and services from August 2003 until December 2010, when Tyco Electronics Ltd. acquired ADC. Mr. Switz joined ADC in 1994 and throughout his career there he held numerous leadership positions. Prior to ADC, Mr. Switz spent six years at Burr-Brown Corporation, most recently as Chief Financial Officer, Vice President of European Operations and Director of the Systems and Ventures Business. Mr. Switz has served as the Chairman of the Board of Micron Technology, Inc. since 2012. He previously served as a director of Mandiant, Inc., Gigamon, Inc., GT Advanced Technologies Inc., and as lead independent director of Broadcom until its merger with Avago Technologies Limited. Mr. Switz received a Bachelor of Science in Business Administration from Quinnipiac University and a Master of Business Administration in Finance from the University of Bridgeport.
Mr. Switz brings to the Board his extensive global operations, financial and general management experience and expertise, as well as considerable directorial and corporate governance experience developed through his service on the boards of directors of several public companies.

Dr. Ford Tamer Independent Director Age: 62 Director Since: 2021
Dr. Ford Tamer has served as a director since April 2021. He has been a Senior Operating Partner of Francisco Partners, a private equity company since September 2022. Prior to that he served as the President and Chief Executive Officer and as a director of Inphi Corporation from February 2012 to April 2021 (when it was acquired by Marvell). Prior to that he served as Chief Executive Officer of Telegent Systems, Inc. from June 2010 until August 2011. Prior to joining Telegent, Dr. Tamer was a Partner at Khosla Ventures from September 2007 to April 2010. Dr. Tamer previously served as Senior Vice President and General Manager — Infrastructure Networking Group at Broadcom Corporation from June 2002 to September 2007. He also served as Chief Executive Officer of Agere Inc. from September 1998 until it was acquired by Lucent Technologies in April 2000, which Lucent then spun out as Agere Systems Inc. in March 2001. Dr. Tamer continued to serve as Vice President of Agere Systems until April 2002. Dr. Tamer serves on the board of directors of Teradyne, Inc. and a few private companies. Dr. Tamer holds an M.S. degree and Ph.D. in engineering from Massachusetts Institute of Technology.
Dr. Tamer has a unique understanding of our strategy, markets, competitors, and operations. In addition, we believe his leadership of diverse business units and functions as a senior executive officer at other companies addressing and competing in our target markets prior to joining Inphi gives him an extensive understanding of our industry and has positioned him to bring highly relevant leadership, corporate development, operational and financial experience to our Board.

Richard P. Wallace Independent Director Age: 64 Director Since: 2024
Richard P. Wallace has served as a director since April 2024. Mr. Wallace is a director and the President and Chief Executive Officer of KLA Corporation, where he has served as the Chief Executive Officer since January 2006, the President since November 2008 and as a member of the board of directors since 2006. He began at KLA Instruments in 1988 as an applications engineer and has held various general management positions throughout his 36 years with KLA Corporation, including positions as President and Chief Operating Officer from July 2005 to December 2005, Executive Vice President of the Customer Group from May 2004 to July 2005, and Executive Vice President of the Wafer Inspection Group from July 2000 to May 2004. Earlier in his career, he held positions with Ultratech Stepper, Cypress Semiconductor and Procter & Gamble. Mr. Wallace previously served as a member of the board of directors of SEMI (Semiconductor Equipment and Materials International), a prominent industry association, including as SEMI’s Chairman of the Board. In addition, he previously served as a director of Splunk, Inc., NetApp, Inc., Proofpoint, Inc and Beckman Coulter. He earned his bachelor’s degree in electrical engineering from the University of Michigan and his master’s degree in engineering management from Santa Clara University, where he also taught strategic marketing and global competitiveness courses after his graduation.
Mr. Wallace brings to the Board extensive leadership and semiconductor industry experience. In addition, Mr. Wallace’s current service as a member of the board of directors of KLA Corporation and his prior service as a member of the boards of directors of Splunk, Inc., NetApp and Proofpoint give him a strong understanding of his role as a director and a broad perspective on key industry issues and corporate governance matters.

There are no family relationships among any of our director nominees and executive officers.

Marvell Technology, Inc. 2024 Proxy Statement	8

CORPORATE GOVERNANCE AND
MATTERS RELATED TO OUR BOARD OF DIRECTORS
Stockholder Engagement
We believe that regular, transparent communication with our stockholders and other stakeholders is essential to the Company’s long-term success. We value the views of our stockholders and other stakeholders, and the input that we receive from them is a cornerstone of our corporate governance practices.
Our Board and management team have made a meaningful effort to engage with our stockholders and other stakeholders. We hold investor day conferences periodically, and recently held our “Accelerated Infrastructure for the AI Era” event with investors on April 11, 2024. In addition to our investor day conferences, our Chief Executive Officer and Chief Financial Officer hold in-person and teleconference meetings every year with many of our institutional investors. We also participate at various investor conferences.
We hold an advisory vote to approve named executive officer compensation on an annual basis. At our 2023 Annual Meeting, we received support from approximately 90% of the votes cast on the proposal for our fiscal 2023 named executive officer compensation.
During fiscal 2024, members of our senior management and our Board reached out to investors holding approximately 40% of our outstanding stock to discuss our executive compensation program. Of these investors, investors representing approximately 30% of our outstanding stock scheduled meetings with us. The feedback from these meetings was used in the design of our executive compensation program for fiscal year 2024. Specifically, as a result of these meetings, the Special Performance-Based Equity Grant, which is described in more detail in the CD&A Section below, is structured as 100% performance-based and earned based on two performance metrics: stock price thresholds and total shareholder return relative to the S&P 500 Index. 50% of the shares are not eligible to vest until at least 3 years from the grant date, regardless of whether goals are satisfied prior to such time, and the applicable executive must be actively providing service through the 3-year vesting date. Further, the remaining 50% of the shares are not eligible to vest until 5 years from the grant date, and the applicable executive must be actively providing service through the 5-year vesting date See also section “Stockholder Engagement” of this Proxy Statement for more information on our recent stockholder engagement activities.
Corporate Governance
We believe that good corporate governance is important to our ability to manage the Company for the long-term benefit of our stockholders. We periodically review our corporate governance policies and practices (the “Corporate Governance Guidelines”) and benchmark them to those suggested by various corporate governance authorities and the practices of other public companies.
Corporate Governance Guidelines
Our Board has adopted a set of Corporate Governance Guidelines to establish a framework within which it is able to conduct its business. The Corporate Governance Guidelines provide, among other things, that:
▪
A majority of the directors must be independent;

▪
Our Board shall appoint all members and Chairmen of the Board committees based on the recommendations of the N&G Committee;

▪
The N&G Committee screens and recommends Board candidates to our Board;

▪
The Audit Committee of the Board (the “Audit Committee”), Executive Compensation Committee of the Board (the “ECC”) and N&G Committee must consist solely of independent directors; and

▪
The independent directors shall meet regularly in executive session without the presence of the non-independent directors or members of our management.

If the Company has a member of management (or otherwise non-independent Board member) serving as chair of the Board, our Board will appoint a lead independent director. The lead independent director will be selected by the majority vote of the independent directors of the Board. The lead independent director’s duties include the following:
▪
develop the agenda for, call meetings, as needed, and moderate executive sessions of the Board’s independent directors;

▪
help promote good communication between the independent directors and the Chairman of the Board and/or the CEO;

▪
Chairman the meetings of the Board in the absence of the Chairman of the Board;

▪
make recommendations to the Chairman of the Board regarding the appropriate schedule of Board meetings, seeking to ensure that the independent directors can perform their duties responsibly while not interfering with the flow of the Company’s operations;

▪
jointly with the Chairman of the Board set agendas for Board meetings and make recommendations to the chair of the Board regarding the structure of Board meetings;

▪
make recommendations to the Chairman of the Board in assessing the quality, quantity and timeliness of the flow of information from the Company’s management that is necessary for the independent directors to effectively and responsibly perform their duties;

▪
coordinate with the N&G Committee and corporate counsel to promote a thorough annual self-assessment by the Board and its committees; and

▪
meet with major investors upon request.

In performing the duties described above, the lead independent director consults with the Chairmen of the appropriate Board committees and solicits their participation.

Marvell Technology, Inc. 2024 Proxy Statement	9

We also provide our directors training on issues facing us and on subjects that would assist the directors in discharging their duties. Our Board may modify the Corporate Governance Guidelines from time to time, as appropriate. The Corporate Governance Guidelines can be found on our website (www.marvell.com) in the investor relations section. None of the material on our website is part of this proxy statement or is incorporated by reference herein.
Sustainability
At Marvell, our brand position of “Essential technology, done right” means running our business with people and the planet in mind. We believe that it is not just the right thing to do, it is a business imperative. Addressing sustainability topics relevant to our business strengthens our company and creates value for our employees, customers, communities and investors.
Board and Management Oversight of Sustainability
Marvell has established a strong governance system to provide oversight and accountability for the sustainability program. As one of the three committees of the Board, the N&G Committee, has oversight of sustainability and receives quarterly updates on Marvell’s sustainability progress and performance.
Senior management provides more frequent updates to the Chairman of the N&G Committee as needed. We also give regular updates to the full Board on sustainability-related matters. The Audit Committee also receives quarterly updates from senior management on our compliance programs, including those related to sustainability. In addition, senior management updates the Chairman of the Audit Committee quarterly or more frequently as needed on our compliance programs. Our ECC is responsible for overseeing a number of matters relating to our employees, including the management of risks relating to human capital management, executive compensation plans, and our compensation plans that generally apply to all employees. Our ECC receives quarterly updates from our senior executives on employee recruitment and attrition, and our Board regularly receives the results of various surveys conducted of our employees.
The management-level Sustainability Committee provides senior leadership, executive oversight and strategic guidance on sustainability. It is responsible for Marvell’s sustainability strategy, plans and initiatives, including tracking and disclosing performance and stakeholder engagement. The committee includes key business leaders from operations, sales, legal, central engineering, human resources, finance and other departments, and generally meets on a quarterly basis, or more frequently as needed.
Sustainability Working Groups are comprised of leaders and subject matter experts from critical business functions across the company, such as finance, quality, procurement, real estate, human resources and compliance. There are four Sustainability Working Groups — focusing on environmental, social, governance, and responsible product design matters, respectively — and they are responsible for the oversight of company-level sustainability initiatives and for monitoring sustainability-related risks and opportunities in their respective programs. The Working Groups generally meet monthly to ensure cross-company alignment; inform sustainability strategy; and track, measure and report on the progress on our sustainability plans and key initiatives.
Transparency on Sustainability
We are committed to being transparent on the progress on our sustainability program. We provide some highlights of our approach below. For more information on these and other topics, including performance metrics aligned with the SASB standard, please read our latest environmental, social and governance (ESG) Report that can be found on our website.
Sustainability Strategy
Our approach to sustainability topics is based on the areas we believe will have the greatest impact and opportunity for our company. Two key aspects of our sustainability approach are:
▪
Integrating Sustainability Into Innovation: We recognize an opportunity to deliver greater benefit, while minimizing negative impacts, by proactively and intentionally integrating more sustainability attributes into our designs. A key criterion is product power: in the data infrastructure markets we serve, we seek to develop industry-leading innovations to improve the power efficiency of our products with each subsequent product generation.

▪
Supply Chain Engagement: As a fabless semiconductor company, we rely on suppliers to manufacture, assemble and test our products. As a result, many of the most significant environmental and social impacts from product manufacturing take place within our suppliers’ operations. To advance our sustainability goals and priorities, we work with our suppliers on maintaining environmental and social industry standards within their operations and partner with others to further best practices throughout our industry.

We have also set a wide range of objectives to demonstrate our commitment for improvement, including:
▪
Audits of our top Tier 1 suppliers in the past two years by the Responsible Business Alliance Validated Assessment Program (RBA VAP),

▪
100% of employees to certify to our annual Code of Business Conduct and Ethics (the “Code”), and

▪
Annual employee engagement (ESAT) score is higher than Glint’s Technology Industry Benchmark.

Climate Change
Climate change is an important topic for Marvell. We recognize that climate change may pose potential risks and may create potential opportunities to our organization and are taking steps to further identify and assess the nature and magnitude of these risks and opportunities.

Marvell Technology, Inc. 2024 Proxy Statement	10

As such, Marvell is working to develop plans to mitigate and manage any potential material climate change risks. Marvell has an enterprise risk management process in place that may be leveraged to help identify potential climate-related risks and to assess the magnitude of such risks.
We have reported against the Task Force for Climate-related Financial Disclosures (“TCFD”) framework in our Fiscal Year 2023 ESG Report and have conducted scenario analysis on the potential impacts of climate change to our business in alignment with the TCFD framework.
We have set a Science Based Target, which has been validated by the Science Based Target initiative and is aligned to remain within the 1.5°C warming limit established under the Paris Agreement.
Currently, we use energy efficient systems and deploy renewable energy at several of our sites. Going forward, we will continue to look for opportunities to increase the deployment of renewable energy in targeted facilities based on geography.
Scope 3 GHG emissions from electricity consumption in the use phase of our products make up the largest part of our carbon footprint, We are focused on developing power-efficient semiconductor solutions that help reduce energy consumption. Our company plays an important role in improving the overall efficiency of cloud data centers, enterprise networks and automobiles by developing products that continuously increase performance per watt. We work collaboratively with our customers to meet their needs to optimize power performance.
As a fabless semiconductor company, we have opportunities to reduce our carbon impact in our supply chain. We engage many of our direct suppliers to encourage them to measure and disclose their annual GHG emissions and to develop their own carbon reduction plans enabling our customers to reduce their upstream emissions.
Human Capital
See our Annual Report on Form 10-K filed March 13, 2024 for information on our human capital management.
Ethics & Compliance
We are dedicated to a culture of honesty, integrity and transparency, which every employee is expected to maintain and uphold. We are proud that we have built a company that operates on these foundational tenets. Our Code of Business Conduct and Ethics contains requirements and expectations on a wide range of business practices, workplace policies and conduct by our employees. The Code applies to all Marvell employees, officers, vendors and Board. Annually, employees certify that they have read, understood and agree to abide by the Code. Every other year, employees complete training on the Code. New employees are also trained on the Code during onboarding.
Political Contributions
We engage with government representatives to provide information and education on issues that affect our industry. While we provide insight about the semiconductor industry, we do not: make contributions to political campaigns through money, time or in-kind contributions; have a political action committee; or make contributions to third-party committees, organizations or special funds. You can find our Policy on Political Activities on the investor relations portion of our website.
Forward-Looking Statements and Website References
Statements in this proxy statement and the materials or websites cross-referenced contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “strategy,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “seeks,” “estimates,” “forecasts,” “targets,” “goals,” “commits,” “may,” “can,” “will,” “would,” and similar expressions identify such forward- looking statements. Such statements concern the Company’s goals, commitments or expectations regarding corporate responsibility and sustainability matters, including our sustainability strategy and reporting, climate change and environmental matters, human capital management, corporate governance and ethics and compliance matters, executive compensation matters, and business risks and opportunities. Such statements are not guarantees or promises that goals or commitments will be met, and in the context of this disclosure, may not be considered material for Securities and Exchange Commission (SEC) reporting purposes. The Company undertakes no obligation to update any forward-looking or other statements, whether as a result of new information, future events, or otherwise, and notwithstanding any historical practice of doing so. In addition, historical, current, and forward-looking corporate responsibility or sustainability-related statements may be based on internal controls and processes that continue to evolve, standards for measuring progress that are still developing, and assumptions that are subject to change in the future. These statements involve known and unknown risks, uncertainties, and other factors, which may cause our actual results to differ materially from those implied by the forward-looking statements. Factors that could cause actual results to differ materially from those predicted are described in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC.
Website references and hyperlinks throughout this document are provided for convenience only. The content on the referenced websites is not incorporated into, and does not form a part of, this proxy statement.
Compensation Committee Interlocks and Insider Participation
During fiscal 2024, the ECC consisted of the following persons: Edward Frank, Tudor Brown, and Robert Switz. Dr. Frank served as a member of the ECC until his retirement from the Board following the 2023 Annual Meeting. None of the members of the ECC who served during fiscal 2024 is a current or former officer or employee of Marvell or our subsidiaries or had any relationship with us not otherwise disclosed herein under applicable SEC rules. In addition, to our knowledge, there are no compensation committee interlocks between us and other entities involving our executive officers or directors who serve as executive officers or directors of such other entities.

Marvell Technology, Inc. 2024 Proxy Statement	11

Director Qualifications
We are required to have a majority of independent directors who meet the definition of “independent director” under applicable Nasdaq and SEC rules. We are also required to have at least one member of our Audit Committee who meets the criteria for an “audit committee financial expert” as defined by SEC rules. We also believe it is appropriate for our Chief Executive Officer to serve on our Board.
The N&G Committee believes that the following specific, minimum qualifications must be met by a nominee for the position of director:
▪
The highest personal and professional ethics and integrity;

▪
The ability to work together with other directors, with full and open discussion and debate as an effective, collegial group;

▪
Current knowledge and experience in our business or operations, or contacts in the community in which we do business and, in the industries, relevant to our business, or substantial business, financial or industry-related experience; and

▪
The willingness and ability to devote adequate time and attention to our business.

When making its determination whether a nominee is qualified for the position of director, the N&G Committee may also consider such other factors as it may deem in the best interests of the Company and its stockholders, such as the following:
▪
Relationships that may affect the independence of the director or conflicts of interest that may affect the director’s ability to discharge his or her duties;

▪
Diversity of perspective, opinion, experience, and background of the proposed director, including the need for financial, business, academic, public sector or other expertise on our Board or its committees, as well as gender and ethnic diversity; and

▪
An individual’s skillset and experience together with those of other directors and potential directors compared to the Company’s needs.

When evaluating a candidate for nomination, the N&G Committee does not assign specific weight to any of these factors or believe that all of the criteria should necessarily apply to every candidate. In addition, as part of the N&G Committee’s objective of building a diverse board, the N&G Committee seeks out highly qualified diverse candidates to add to the Board. The N&G Committee assesses its effectiveness in this regard in connection with its annual director evaluation process.
Identifying and Evaluating Nominees for Director
The N&G Committee reviews the appropriate skills and characteristics required of directors in the context of the current composition of our Board. Candidates considered for nomination to our Board may come from several sources, including current and former directors, professional search firms and stockholder nominations. The N&G Committee considers all persons recommended in the same manner, regardless of the source of nomination.
A stockholder seeking to recommend a prospective nominee for the N&G Committee’s consideration should submit the candidate’s name and qualifications to our Chief Legal Officer and Secretary, Marvell Semiconductor, Inc., 5488 Marvell Lane, Santa Clara, California 95054. Nominees for director are evaluated by the N&G Committee, which may retain the services of a professional search firm to assist it in evaluating potential nominees.
Our Bylaws permit proxy access for stockholders. Stockholders who wish to nominate directors for inclusion in our proxy statement, or directly at an Annual Meeting in accordance with the procedures in our Bylaws, should see “Future Stockholder Proposals and Nominations for the 2025 Annual Meeting” in this proxy statement for further information.
Board Leadership Structure
As part of our annual governance review in March 2023, after considering the benefits and risks of a combined Chairman/CEO leadership structure, market practices, and the Company’s practices for ensuring independent Board oversight of management, our Board determined that combining the roles of Chairman and Chief Executive Officer (in combination with a lead independent director) is the most effective leadership structure for the Company at this time. In addition, our Corporate Governance Guidelines provide that when the role of the Chairman is combined with that of the Chief Executive Officer, the independent directors are required to appoint a lead independent director. The Board believes the current structure will provide the Company and the Board with strong leadership, appropriate independent oversight of management, and the ability to communicate the Company’s business and strategy to stockholders, customers, employees, and the public in a single voice. We believe our lead independent director provides a strong counterbalance to the Chairman by, for example, facilitating independent oversight of management, promoting open dialogue among the independent directors during and in between Board meetings, leading executive sessions at each quarterly Board meeting without the presence of the Chief Executive Officer, and focusing on the Board’s priorities and processes. The independent Board members have designated Mr. Murphy as Chairman and Mr. Strachan as the lead independent director with the duties set forth in more detail in our Corporate Governance Guidelines described above.
Board Meeting Attendance
There were six meetings of our Board in fiscal 2024, as well as numerous committee meetings. The number of meetings of each committee is set forth below in “Committees of our Board.” Each of our current directors attended at least 75% of the total number of meetings of our Board and committees on which such director served during fiscal 2024. In addition, on average, our current directors (other than Messrs. Richard Wallace and Daniel Durn who were not on the Board in fiscal 2024) had an attendance rate in fiscal 2024 of 100%. The independent directors met regularly in executive session in fiscal 2024 without the presence of the non-independent directors or members of our management.

Marvell Technology, Inc. 2024 Proxy Statement	12

Committees of Our Board
Our Board has three standing committees: the Audit Committee, the ECC and the N&G Committee. Committee membership as of the last day of fiscal 2024 was as follows:
NAME	AUDIT	ECC	N&G
Sara Andrews	Member	—	—
Tudor Brown	—	Member	—
Brad Buss	Member	—	Chairman
Rebecca House	—	—	Member
Marachel Knight	Member	—	—
Michael Strachan	Chairman	—	—
Robert E. Switz	—	Chairman	Member
Ford Tamer	—	—	—
Fiscal 2024 Number of Meetings	8	6	6
Our Board has adopted written charters for each of these committees, and copies of the charters are available on our website in the corporate governance section of our investor relations webpage. Each of the committee charters is reviewed annually by the respective committee, which may recommend appropriate changes for approval by our Board. None of the material on our website is part of this proxy statement or is incorporated by reference herein.
Audit Committee
The Audit Committee’s responsibilities are generally to assist our Board in fulfilling its responsibility to oversee the quality and integrity of the accounting, auditing, and reporting practices of the Company. The Audit Committee’s purpose is to oversee management’s conduct of our accounting and financial reporting process. The Audit Committee also, among other things, reviews financial reporting filings with the SEC prior to issuance, appoints our independent registered public accounting firm, oversees our internal audit function and the independent registered public accounting firm, reviews and discusses with management our risk management process and outcomes, including cyber-security matters, and reviews and discusses with management and our independent registered public accounting firm the adequacy and effectiveness of our internal control over financial reporting as reported by management. The Audit Committee also reviews, ratifies and/or approves related party transactions.
Our Board has determined that each member of the Audit Committee meets the applicable independence, experience and other requirements of Nasdaq and the SEC. Our Board has determined that Messrs. Strachan and Buss are “Audit Committee financial experts” as defined by applicable Nasdaq and SEC rules.
Executive Compensation Committee
The ECC has the authority to determine the compensation for our Chief Executive Officer and all other executive officers. In addition, the ECC is responsible for administering incentive compensation and equity-based award programs for non-executive employees and reviewing and recommending changes to such plans.
The ECC may designate one or more subcommittees, consisting of one or more members of the ECC, that may exercise all the powers and authority of the ECC. A subcommittee of the ECC comprised of Mr. Switz meets monthly to approve new hire and follow-on equity grants for non-executive officers and employees. The subcommittee met twelve times in fiscal 2024. For more detail with respect to our equity grant practices, please see “Executive Compensation — Other Factors Considered in Determining Executive Compensation — Equity Grant Practices” below.
Our Board has determined that each member of the ECC meets the applicable independence requirements of Nasdaq and the SEC. In addition, each member of the ECC is a “non-employee director” under Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”).
Nominating and Governance Committee
The N&G Committee is responsible for developing and implementing policies and practices relating to corporate governance, including evaluating and monitoring implementation of our Corporate Governance Guidelines. The N&G Committee also reviews director compensation and recommends any changes to the Board, studies, and reviews with the Board the size and composition of our Board and its committees and screens and recommends candidates for election to our Board. The N&G Committee also oversees the Board’s and each Committee’s annual self-evaluation process, and reviews periodically with the Chief Executive Officer the succession plans relating to positions held by executive officers, which is also reviewed annually by the Board. In addition, the N&G Committee maintains formal oversight responsibilities of our sustainability activities.
Our Board has determined that each member of the N&G Committee meets the general independence requirements of Nasdaq and the SEC.

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Role of Compensation Consultants and Absence of Conflict of Interest with Respect Thereto
The ECC engages executive compensation consulting firms to provide advice and market data relating to executive compensation. Such compensation consulting firms serve at the discretion of the ECC. Compensia Inc. (“Compensia”) was engaged to provide advice and market data in fiscal 2024. The compensation consultant serves at the discretion of the ECC and provides analysis, advice, and guidance with respect to executive compensation.
The ECC charter provides that the ECC shall be directly responsible for the appointment, compensation and oversight of the work of any committee adviser retained by it, and the Company shall provide for appropriate funding, as determined by the ECC, for payment of reasonable compensation to any committee adviser, and ordinary administrative expenses of the ECC that are necessary or appropriate in carrying out its duties. The ECC may select a committee adviser, and receive advice from a committee adviser, only after taking into consideration all factors relevant to that person’s independence from the Company’s management, specifically including the following:
▪
The provision of other services to the Company by the committee adviser;

▪
The amount of fees received from the Company by the committee adviser, as a percentage of the total revenue of the committee adviser;

▪
The policies and procedures of the committee adviser that are designed to prevent conflicts of interest;

▪
Any business or personal relationship of the committee adviser with a member of the ECC;

▪
Any stock of the Company owned by the committee adviser; and

▪
Any business or personal relationship of the committee adviser with an executive officer of the Company.

Under SEC rules, the ECC must determine whether any work completed by a compensation advisor raised any conflict of interest, after considering the six independence-related factors listed above. For fiscal 2024, the ECC reviewed these six factors as they apply to Compensia and identified no conflicts of interest.
Additional information concerning the compensation policies and objectives established by the ECC and the respective roles of our Chief Executive Officer and the compensation consultants in assisting with the determination of compensation for each of the executive officers named in the Summary Compensation Table, referred to in this proxy statement as our “named executive officers,” is included under the heading “Executive Compensation.”
Director Nominations
The N&G Committee identifies, recruits, and recommends to our Board, and our Board approves, director nominees for election at each Annual Meeting and new directors for election by our Board to fill vacancies that may arise. Under our Bylaws, any director appointed by our Board is required to be voted upon by stockholders at our next Annual Meeting.
The nominees for election at this Annual Meeting were recommended and approved by the N&G Committee and our Board, respectively. The N&G Committee considers proposals for nomination from stockholders that are made in writing to our Chief Legal Officer and Secretary, Marvell Semiconductor, Inc., 5488 Marvell Lane, Santa Clara, California 95054, that are timely and that contain sufficient background information concerning the nominee to enable proper judgment to be made as to his or her qualifications. For general information regarding stockholder proposals and nominations, see “Future Stockholder Proposals and Nominations for the 2025 Annual Meeting” included in this proxy statement.
Stockholder Communications with Our Board
Our Board has established a process for stockholders to send communications to our directors. If you wish to communicate with our Board or individual directors, you may send your communication in writing to: Chief Legal Officer and Secretary, Marvell Semiconductor, Inc., 5488 Marvell Lane, Santa Clara, California 95054. You must include your name and address in the written communication and state whether you are a stockholder. The Chief Legal Officer and Secretary (or other officer acting in such capacity) will compile all such communications and forward appropriate communications to the relevant director or directors or committee of our Board based on the subject matter, or to the director or directors to whom such communication is addressed. We do not forward solicitations, junk mail or frivolous or inappropriate communications.
Director Independence
Our current Board consists of eleven directors, one of whom is currently employed by the Company (Mr. Murphy). The Board has determined that, among the nonemployee nominees for director at this Annual Meeting, each of Mses. Andrews, House and Knight, and Messrs. Brown, Buss, Durn, Strachan, Switz, Tamer, and Wallace are “independent” as such term is defined by the rules and regulations of Nasdaq and the SEC. Our Board has also determined that Mr. Hill and Dr. Frank, who did not stand for election last year, were independent during the time they were on the Board during fiscal 2024. For a director to be considered independent, our Board must affirmatively determine that neither the director nor any member of his or her immediate family has had any direct or indirect material relationship with us within the previous three years.
In evaluating the independence of our non-employee directors, the Board considered certain transactions, relationships and arrangements between us and various third parties with which certain of our independent directors are affiliated including those that are disclosed directly below and those described under “Certain Relationships and Related Party Transactions”, and determined that such transactions, relationships and arrangements were not material and did not interfere with such directors’ exercise of independent judgment in carrying out their responsibilities as directors.
Mr. Durn, a member of our Board, is the Chief Financial Officer and Executive Vice President, Finance, Technology Services and Operations of Adobe Inc. Adobe Inc. provides services to the Company. Purchases from Adobe Inc. were made in the ordinary course of business, on

Marvell Technology, Inc. 2024 Proxy Statement	14

commercially reasonable terms and represented less than 1% of the revenue of the Company and less than 1% of the revenue of Adobe Inc. The Board determined that Mr. Durn’s relationship with Adobe Inc. and the transactions between the Company and Adobe Inc. do not conflict with the elements of independence set forth in the Nasdaq listing standards. Therefore, the Board affirmatively determined that Mr. Durn is independent.
Board’s Role in Risk Oversight
Our Board has an active role, as a whole and also at the committee level, in overseeing management of our risks. Our Board reviews on a quarterly (or more frequent basis) information regarding our liquidity, intellectual property, significant litigation matters and operations, as well as the risks associated with each of such items. Our ECC is responsible for regularly reviewing with management the Company’s major compensation-related risk exposures. The Audit Committee reviews and discusses with management its program to identify, assess, manage, and monitor significant business risks of the Company, including financial, operational, privacy, cyber-security, business continuity, legal and regulatory, compliance and reputational risks. The N&G Committee manages risks associated with the independence of our Board, potential conflicts of interest and sustainability. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed either directly or through committee reports about such risks.
During fiscal 2024, our Board received reports on the most important strategic issues and risks facing the Company. In addition, our Board and its committees received quarterly reports from our head of internal audit, our Chief Accounting Officer, our Chief Legal Officer, our Chief Compliance Officer, our Chief Information Officer and our Chief Security Officer and other senior management regarding enterprise risk management, litigation and legal matters, compliance programs and risks, cyber-security risks and other applicable risk-related policies, procedures and limits. We believe that our leadership structure supports our risk oversight function. As indicated above, certain important categories of risk are assigned to committees that review, evaluate, and receive management reports on risk.
Risks Related to Our Compensation Policies and Practices
As noted above, our ECC is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements, as well as our compensation plans that generally apply to all employees. In connection with such oversight, the ECC worked with Compensia, the ECC’s compensation consultant, to perform a risk assessment of our executive and equity compensation programs and governance practices. The purpose of this review was to determine whether such programs might encourage excessive or inappropriate risk taking that could result in a material adverse effect on the Company. During fiscal 2024, Compensia, with the assistance of our management, reviewed these programs, taking into consideration many factors, including but not limited to:
▪
Compensation philosophy;

▪
Pay mix;

▪
Performance measures;

▪
Goal setting and funding mechanisms;

▪
Payment and timing;

▪
Incentives structure and policies;

▪
Ownership and trading guidelines;

▪
Leadership and succession; and

▪
Program governance.

The annual risk assessment concluded that the Company’s compensation programs do not provide incentives to take risks that could have a material adverse effect on the Company.
Director Stock Ownership Guidelines
Each director is expected to have shares of common stock with a value equal to five times his or her basic annual cash retainer. Directors have five years to satisfy the guidelines from June 24, 2020, or the date such person is designated as being subject to the guidelines, whichever is later. While below the guideline, at any time, there is a minimum holding expectation for 50% of net after tax shares following vesting of restricted stock units until the guideline is met. All of the directors met the ownership guidelines as of our fiscal 2024 year-end either because they have attained the targeted ownership level or are still within their compliance period.
Annual Meeting Attendance
Although directors are encouraged to attend our Annual Meetings, we do not have a formal policy requiring such attendance. All of the director nominees for last year’s Annual Meeting attended the meeting virtually or by telephone.
Compensation of Directors
Nonemployee directors receive both cash and equity compensation for their service as directors. Directors who are also employees of the Company, including Mr. Murphy, do not receive any additional compensation for their service as directors.
The Board, upon the recommendation of the N&G Committee, is responsible for reviewing the director compensation program and approving any changes. In September 2023, the N&G Committee reviewed our directors’ compensation relative to the compensation peer group approved by the ECC. The N&G Committee, after consultation with Compensia, determined that the existing director compensation program was aligned with market levels of compensation.

Marvell Technology, Inc. 2024 Proxy Statement	15

Cash Compensation
The annual fees for our nonemployee directors for fiscal 2024 are set forth below:
Cash Compensation Element	Cash Compensation Program for Fiscal 2024($)
Annual Retainer	100,000
Lead Independent Director Fee	50,000*
Audit Committee Chairman	30,000
Audit Committee Member	15,000
Executive Compensation Committee Chairman	20,000
Executive Compensation Committee Member	10,000
Nominating and Governance Committee Chairman	15,000
Nominating and Governance Committee Member	7,500

*
Chairman of the Board fees were replaced by Lead Independent Director Fees in June 2023 effective as of Mr. Murphy’s appointment as Chairman of the Board and the appointment of a Lead Independent Director. Chairman of the Board fees were $135,000 per year and ceased as of the 2023 annual meeting of stockholders. Lead Independent Director fees commenced as of the 2023 annual meeting of stockholders.

The retainer fees are paid in quarterly installments in arrears and are prorated for length of service as appropriate. Nonemployee directors serving on a committee receive either the applicable chairmanship fee or the membership fee, but not both. Nonemployee directors are reimbursed for travel and other reasonable out-of-pocket expenses related to attendance at Board and committee meetings. For a summary of the fiscal 2024 cash compensation paid to our nonemployee directors, please see the Director Compensation Table below.
Equity Compensation
Our nonemployee directors are eligible to receive equity awards under the Amended and Restated 1995 Stock Option Plan (the “1995 Stock Option Plan”), which provides for the grant of various types of equity awards including restricted stock units (“RSUs”). Currently, each nonemployee director who is elected or appointed at the Annual Meeting is automatically granted, immediately following the Annual Meeting, a RSU award (the “Annual RSU Award”) for a number of shares with an aggregate fair market value equal to $235,000 based on the average closing market price of our stock over the prior 30 trading days. The Annual RSU Award vests as to 100% of the shares on the earlier of the one-year anniversary of the date of grant or the next Annual Meeting. If a Board member joins the Board on a date after the Annual Meeting, the Annual RSU Award is pro-rated based on the Board member’s length of service from joining the Board until the date of the next Annual Meeting.
Director Compensation Table — Fiscal 2024
The following table sets forth the total compensation paid to each of our nonemployee directors serving in such capacity during any portion of fiscal 2024. The amount listed for the value of the stock awards below is based on the average closing market price of our stock over the prior 30 trading days before the grant date, which is why it differs from the value above of $235,000.
Board Members	Fees Paid(1)	Stock Awards ($)(2)	Total
Sara Andrews	115,000	278,258	393,258
Tudor Brown	110,000	278,258	388,258
Brad Buss	130,000	278,258	408,258
Edward Frank(3)	44,869	0	44,869
Rebecca House	107,500	278,258	385,758
Richard S. Hill(3)	89,734	0	89,734
Marachel Knight	115,000	278,258	393,258
Michael Strachan	160,906	278,258	439,164
Robert E. Switz	127,500	278,258	405,758
Ford Tamer	100,000	278,258	378,258

(1)
The amounts in this column reflect the fee increases that became effective in the fourth quarter of fiscal year 2023.

(2)
The dollar value of RSU awards shown represents the grant date fair value calculated on the basis of the fair market value of the underlying shares of common stock on the grant date in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”). The actual value that a director will realize on each

Marvell Technology, Inc. 2024 Proxy Statement	16

RSU award will depend on the price per share of our shares of common stock at the time the shares underlying the RSUs settle and are subsequently sold. There can be no assurance that the actual value realized by a director will be at or near the grant date fair value of the RSUs awarded.
(3)
Messrs. Hill and Frank did not stand for election at the 2023 Annual Meeting. They received pro-rata fees for their respective service as a director during fiscal 2024 but did not receive an annual grant on the day of the 2023 Annual Meeting.

The following table provides the number of shares subject to outstanding RSUs held as of February 3, 2024 by each nonemployee director serving in that capacity during any portion of fiscal 2024, as applicable. Vesting of the nonemployee director RSUs is subject to the individual Board member’s continued service through the vesting date.
Board Members	Total RSU Awards Outstanding (#)	RSU Vesting Date
Sara Andrews	4,570	June 16, 2024
Tudor Brown	4,570	June 16, 2024
Brad Buss	4,570	June 16, 2024
Rebecca House*	4,570	June 16, 2024
Marachel Knight	4,570	June 16, 2024
Michael Strachan	4,570	June 16, 2024
Robert E. Switz	4,570	June 16, 2024
Ford Tamer	4,570	June 16, 2024

*
Vesting of the grant made in fiscal 2024 has been deferred.

Marvell Technology, Inc. 2024 Proxy Statement	17

PROPOSAL NO. 2
ADVISORY VOTE TO APPROVE
NAMED EXECUTIVE OFFICER COMPENSATION
Under Section 14A of the Exchange Act, our stockholders are entitled to vote to approve, on an advisory and non-binding basis, the compensation of our named executive officers as disclosed in accordance with the SEC’s rules in the “Executive Compensation — Compensation Discussion and Analysis” section of this proxy statement, together with the compensation tables and the narrative disclosure related thereto. This proposal, commonly known as a “Say-on-Pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation as a whole. The say-on-pay vote is currently held on an annual basis. The next advisory vote to approve named executive officer compensation will be conducted at our 2025 Annual Meeting.
The ECC oversees the development and administration of our executive compensation program, including the underlying philosophy and related policies. Our primary business objective is to create long-term value for our stockholders. To achieve this objective, the executive compensation program is intended to achieve the following goals:
▪
Market Competitive: Provide a market-competitive level of total compensation opportunity that reflects the individual named executive officer’s role and ability to impact business performance.

▪
Performance-Based: Establish an explicit link between compensation and both overall business results and stockholder returns over short and long-term periods.

▪
Long-Term Focused: Promote a long-term focus for our named executive officers through incentive compensation that vests over multiple years.

▪
Aligned with Stockholders: Align the interests and objectives of our named executive officers with furthering our growth and creating stockholder value through the use of equity awards.

The ECC believes that both the elements and level of fiscal 2024 compensation for our executive officers are consistent with the goals contained in our compensation philosophy, as well as the overall goal of emphasizing sustained share price growth, and that the performance-based equity awards further reinforce our compensation program goals.
Before casting your vote on this proposal, please review the Compensation Discussion and Analysis section of this proxy statement, and the related compensation tables and narrative disclosure carefully to understand the design of our named executive officer compensation program. We are asking our stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our named executive officers and the philosophy, policies and practices described in this proxy statement.
The say-on-pay vote is advisory and, therefore, not binding on us, the ECC or our Board. However, the say-on-pay vote will provide us information regarding investor sentiment about our executive compensation philosophy, policies, and practices, which the ECC will be able to consider when determining executive compensation for the remainder of the current fiscal year and beyond. Our Board and our ECC value the opinions of our stockholders and, to the extent there is any significant vote against the named executive officer compensation, we will consider our stockholders’ concerns and the ECC will evaluate whether any actions are necessary to address those concerns. See section “Stockholder Engagement” of this Proxy Statement for more information on our recent stockholder engagement activities.
Board Recommendation and Required Vote
Our Board unanimously recommends that you vote FOR the approval of Proposal No. 2.
Unless authority to do so is withheld, the proxy holders named in the proxy card will vote the shares represented thereby FOR Proposal No. 2. Assuming the presence of a quorum, the required vote to approve the proposal is the affirmative vote of at least a majority of the voting power of the stock present in person or represented by proxy and entitled to vote on the subject matter at the Annual Meeting. Abstentions will have the same effect as an “against” vote, and broker non-votes will have no effect on the outcome.

Marvell Technology, Inc. 2024 Proxy Statement	18

PROPOSAL NO. 3
APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
At the Annual Meeting, stockholders will be asked to ratify the Audit Committee’s appointment of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the fiscal year ending February 1, 2025.
INFORMATION CONCERNING INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Deloitte has been our auditors and independent registered public accounting firm for our financial statements since February 22, 2016. Representatives of Deloitte are expected to be present at the Annual Meeting, and they will be given an opportunity to make a statement, if they desire to do so, and are expected to be available to respond to any appropriate questions from stockholders.
Fees for Fiscal 2024 and Fiscal 2023
In addition to retaining Deloitte to audit the consolidated financial statements for fiscal 2024, we retained Deloitte to provide certain other professional services in fiscal 2024. The audit fees billed and expected to be billed by Deloitte for the indicated fiscal years and the fees billed for all other services rendered during the indicated fiscal years are as follows:
Type of Fee	Fiscal 2024 ($)	Fiscal 2023 ($)
Audit fees(1)	6,054,391	5,252,546
Audit-related fees(2)	859,800	608,750
Tax fees(3)	914,006	995,521
All other fees(4)	134,388	257,646
Total Fees	7,962,585	7,114,463

(1)
Includes fees for audit services rendered for the audit of our annual financial statements, review of financial statements included in our quarterly reports on Form 10-Q and services that were provided in connection with statutory and regulatory filings or engagements.

(2)
Includes fees for assurance and related services that were reasonably related to the performance of the audit or review of our financial statements, including procedures to support statutory requirements, and certain due diligence related to acquisitions.

(3)
Includes fees for tax compliance and advice and foreign tax matters.

(4)
Includes fees for all other non-audit services, including permissible business and advisory consulting services and a subscription to an accounting regulatory database.

Policy on Pre-Approval and Procedures
The engagement of Deloitte for non-audit accounting and tax services performed for us is limited to those circumstances where these services are considered integral to the audit services that Deloitte provides or in which there is another compelling rationale for using its services.
Pursuant to the Sarbanes-Oxley Act of 2002, all audit and permitted non-audit services for which the Company engages Deloitte require pre-approval by the Audit Committee, and all services reported in the table above were pre-approved accordingly. In June 2019, the Audit Committee approved a policy that allows the Chairman of the Audit Committee to pre-approve non-audit services to be provided by Deloitte without further approval of the full committee, on a case-by-case basis, provided that the fees and expenses for such services do not exceed $500,000 per engagement and that all such pre-approvals are communicated to the full committee at its next meeting.
Board Recommendation and Required Vote
Our Board unanimously recommends that you vote FOR Proposal No. 3.
Unless authority to do so is withheld, the proxy holders named in the proxy card will vote the shares represented thereby FOR the appointment of Deloitte. Assuming the presence of a quorum, the required vote to approve the proposal is the affirmative vote of at least a majority of the voting power of the stock present in person or represented by proxy and entitled to vote on the subject matter at the Annual Meeting. Abstentions will have the same effect as an “against” vote, and because brokers will have discretionary authority to vote for the ratification of the appointment of the Company’s independent registered public accounting firm in the event that they do not receive voting instructions from the beneficial owner of the shares, there will not be any broker non-votes with respect to this proposal. In the event that the stockholders do not ratify the selection of Deloitte at the Annual Meeting, the Audit Committee will reconsider its selection. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our stockholders’ best interests.

Marvell Technology, Inc. 2024 Proxy Statement	19

REPORT OF THE AUDIT COMMITTEE
The following is the report of the Audit Committee with respect to our audited financial statements for the fiscal year ended February 3, 2024. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates the information by reference in such filing.
The Audit Committee has reviewed and discussed our audited financial statements with management. The Audit Committee has reviewed and discussed the audited financial statements with Deloitte including such items as are required to be discussed by the applicable standards of the Public Company Accounting Oversight Board and the SEC. The Audit Committee has received from the independent registered public accounting firm, Deloitte, the written disclosures and the letter required by the Public Company Accounting Oversight Board regarding Deloitte’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with Deloitte the independence of the independent registered public accounting firm.
After review of the discussions and written correspondence described above, as well as such other matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to our Board that the audited financial statements for the last fiscal year be included in our Annual Report on Form 10-K for the fiscal year ended February 3, 2024. The Audit Committee appointed Deloitte as our independent registered public accounting firm for the year ending February 1, 2025, subject to our stockholders approving such appointment at the 2024 Annual Meeting.
The Audit Committee of the Board
Michael Strachan, Chairman
Brad Buss
Marachel Knight
Sara Andrews

Marvell Technology, Inc. 2024 Proxy Statement	20

EXECUTIVE OFFICERS OF THE COMPANY
The following table shows information about our executive officers at the end of fiscal year 2024 and ages of our executive officers as of the Record Date:
NAME	TITLE	AGE
MATTHEW J. MURPHY	Chairman, President and Chief Executive Officer	51
RAGHIB HUSSAIN	President, Products and Technologies	52
WILLEM MEINTJES	Chief Financial Officer	43
CHRIS KOOPMANS	Chief Operations Officer	47
MARK CASPER	Chief Legal Officer and Secretary	56
All officers hold office for such term as may be prescribed by the Board and until their successor shall have been duly elected and qualified, or until their earlier death, disqualification, resignation or removal. Biographical information for each of the above-named officers is set forth below.
Matthew J. Murphy. Mr. Murphy’s biography is included with the other members of the Board above.
Raghib Hussain served as Marvell’s Executive Vice President for the Networking and Processors Group and Chief Strategy Officer from July 2018 to April 2021, and was promoted to President, Products and Technologies in April 2021. Prior to joining Marvell in 2018, Raghib served as the Chief Operating Officer of Cavium, Inc. (“Cavium”), a company he co-founded in 2000. Prior to launching Cavium, he held engineering roles at both Cisco Systems, Inc. and Cadence, Inc., and helped found VPNet Technologies, Inc., an enterprise security company. Raghib serves on the board of directors of Cirrus Logic, Inc. Raghib earned a Bachelor of Science in Computer Systems Engineering from NED University in Karachi, Pakistan, and a Master of Science in Computer Engineering from San Jose State University.
Willem Meintjes has served as Chief Financial Officer of Marvell since January 2023. Prior to serving as Chief Financial Officer, from June 2018 to January 2023, he served as the Company’s Chief Accounting Officer and Treasurer. Prior to holding that position, starting in June of 2016, he served as the Company’s Senior Vice President of Finance. Prior to joining the Company, he was Vice President and Corporate Controller at Newport Corporation from 2015 to June 2016, and Vice President and Controller at International Rectifier from 2013 to 2015. Mr. Meintjes holds both a Bachelor of Commerce in Accounting and a Bachelor of Commerce (Honours) in Accounting from the University of Johannesburg.
Chris Koopmans has served as Marvell’s Chief Operations Officer since March 2021. Prior to becoming Chief Operations Officer, Mr. Koopmans served as Executive Vice President of Business Operations from 2018 to 2019 and Executive Vice President of Marketing and Business Operations from 2019 to 2021, where he led corporate transformation strategies and programs, in addition to global corporate marketing. From 2016 to 2018, Mr. Koopmans led Marvell’s Networking and Connectivity Business Group, and from June 2016 to December 2016 Mr. Koopmans led Global Sales and Marketing. Prior to joining Marvell in 2016, Mr. Koopmans served as Vice President and General Manager of Service Provider Platforms at Citrix Systems, where he drove the company’s strategy for the communications service-provider market. Mr. Koopmans joined Citrix with the acquisition of Bytemobile in 2012, a company he had co-founded and served as Chief Operating Officer. Chris earned a Bachelor of Science in Computer Engineering from the University of Illinois and spent time as a Ph.D. Student in Electrical and Computer Engineering at the University of Illinois under a National Science Foundation Graduate Research Fellowship.
Mark Casper has served as Executive Vice President and Chief Legal Officer at Marvell since April 2023. In this role, Mark has worldwide responsibility for all aspects of the company’s Legal and Compliance teams. Mark joined Marvell in October 2021 as Senior Vice President and General Counsel. Prior to Marvell, from July 2019 to October 2021, Mark was General Counsel, Vice President and Corporate Secretary at Maxim Integrated Products. In this role, Mark was responsible for all legal functions as well as Corporate Real Estate, Corporate Security, Global Trade, Equity Administration, Internal Relations and Ethics and Integrity. Prior to that, from September 2013 to May 2019, he served as Vice President, Deputy General Counsel at Maxim. Before joining Maxim, Mark practiced law at several law firms, including Wilson Sonsini Goodrich & Rosati, Ropers Majeski and Steefel Levitt & Weiss, advising both private and publicly traded high-technology companies in general corporate services, venture financings, merger and acquisitions, securities offerings, business and real estate litigation, and other transactional matters. Mark earned a J.D. and MBA from Santa Clara University School of Law and from the Leavey School of Business at Santa Clara University and a B.S. from Santa Clara University.

Marvell Technology, Inc. 2024 Proxy Statement	21

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the beneficial ownership of our shares as of February 3, 2024, except as noted otherwise, for:
▪
Each person or entity who is known by us to own beneficially more than 5% of our outstanding shares;

▪
Each of our directors and nominees for director who were serving as directors on February 3, 2024;

▪
Each of our named executive officers in the Summary Compensation Table of this proxy statement; and

▪
All persons who were directors or executive officers as of February 3, 2024, as a group.

Name	Marvell Common Stock Beneficially Owned(1)
	Number	Percent**
5% Stockholders:
FMR LLC(2) 245 Summer Street Boston, MA 02210	129,672,217	14.98%
The Vanguard Group(3) 100 Vanguard Blvd Malvern, PA 19355	72,342,284	8.36%
BlackRock, Inc.(4) 55 East 52nd Street New York, NY 10055	60,534,116	6.99%
Directors and Named Executive Officers:
Matthew J. Murphy, Chairman, President and Chief Executive Officer(5)	792,929	*
Sara Andrews, Director	5,218	*
Tudor Brown, Director	34,479	*
Brad Buss, Director	79,543	*
Rebecca House, Director	3,751	*
Marachel Knight, Director(7)	15,105	*
Michael Strachan, Lead Independent Director(8)	52,079	*
Robert Switz, Director(9)	70,350	*
Ford Tamer, Director(10)	483,596	*
Raghib Hussain, President, Products and Technologies(11)	1,060,222	*
Willem Meintjes, Chief Financial Officer	103,986	*
Christopher Koopmans, Chief Operations Officer(12)	124,117	*
Mark Casper, Chief Legal Officer and Secretary(6)	22,410	*
Sandeep Bharathi, Chief Development Officer	86,466	*
All current directors and executive officers as a group (15 persons)(13)	2,847,785	*

*
Less than one percent.

**
The percentage of beneficial ownership for the following table is based on 865,539,796 Marvell shares issued and outstanding as of the date of this table.

(1)
Unless otherwise indicated, to our knowledge, all persons listed have sole voting and investment power with respect to their Marvell stock, except to the extent authority is shared by spouses under applicable law. The number of Marvell shares beneficially owned by each stockholder is determined in accordance with the rules of the SEC and is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes those Marvell shares with respect to which the stockholder has sole or shared voting or investment power and any Marvell shares that the stockholder has a right to acquire within 60 days after the date of this table through the exercise of any Marvell Option, warrant or other right. The percentage ownership of the outstanding Marvell stock, however, is based on the assumption, expressly required by the rules of the SEC, that only the person or entity whose ownership is being reported has converted Marvell options or warrants into Marvell stock.

Unless otherwise noted, the amounts shown are based on information furnished by the people named. Amounts do not include shares subject to deferred vesting that do not vest within 60 days of the date of this table.
(2)
Holdings for FMR are as of December 31, 2023 and are based solely on information on Schedule 13G/A filed with the SEC on February 9, 2024. As disclosed therein, FMR reports sole voting power over 126,814,288 Marvell shares and sole dispositive power over 129,672,217 Marvell shares.

(3)
Holdings for Vanguard Group are as of December 31, 2023 and are based solely on information on Schedule 13G/A filed with the SEC on February 13, 2024. As reported therein, Vanguard Group reports shared voting power over 570,985 Marvell shares, sole voting power over 0 Marvell shares, sole dispositive power over 70,436,336 Marvell shares, shared dispositive power over 1,905,948 Marvell shares and the aggregate amount beneficially owned by each reporting person as 72,342,284.

Marvell Technology, Inc. 2024 Proxy Statement	22

(4)
Holdings for BlackRock are as of December 31, 2023 and are based solely on information on Schedule 13G/A filed with the SEC on February 12, 2024. As reported therein, BlackRock reports sole voting power over 54,965,303 Marvell shares and sole dispositive power over 60,534,116 Marvell shares.

(5)
All Marvell shares are held by the Matthew and Laura Murphy Family Trust UTD 7/10/2007 of which Mr. Murphy and his spouse are the trustees.

(6)
Includes 2,485 Marvell RSUs for Mark Casper scheduled to vest within 60 days of the date of this table.

(7)
Shares held in trust for which Ms. Knight is the sole beneficiary and sole trustee.

(8)
Includes 31,389 Marvell shares held by the Strachan Revocable Trust DTD 1/26/01 of which Mr. Strachan is a trustee and beneficiary; 12,860 Marvell shares held by Mr. Strachan’s IRA and 7,830 Marvell shares held by his spouse’s IRA.

(9)
Shares held by the Robert E Switz Trust of which Mr. Switz is a trustee and in IRA accounts for Mr. Switz and his wife.

(10)
Includes 443,193 Marvell shares held by the Fouad and Roula Tamer Revocable Trust dated 04/01/2004, of which Mr. Tamer is a trustee, for the benefit of a member of his immediate family and 40,403 Marvell shares held directly by Mr. Tamer.

(11)
Includes 88,081 Marvell shares held in trusts for the benefit of Mr. Hussain’s family members and 856,117 Marvell shares held directly by Mr. Hussain. Includes 116,024 vested Marvell options.

(12)
Shares held by the he Christopher R. Koopmans and Heather J. Koopmans Family Trust.

(13)
Includes 2,485 Marvell RSUs and 0 Marvell options scheduled to vest within 60 days after the date of this table. Includes 116,024 vested Marvell options. Does not include stock for which settlement has been deferred.

Marvell Technology, Inc. 2024 Proxy Statement	23

DELINQUENT SECTION 16(A) REPORTS
Pursuant to Section 16(a) of the Exchange Act and the rules promulgated thereunder, our officers, directors, and persons who beneficially own more than 10% of our shares are required to file with the SEC reports of stock ownership and change in ownership. Based solely on our review of such reports filed with the SEC, and representations from such reporting persons, during fiscal 2024, we believe that our officers, directors and greater than 10% stockholders filed all reports required by Section 16(a) timely, except for the following: (i) a Form 5 reporting a gift was late and should have been filed at the beginning of the fiscal year but was not filed until August 2023; and (ii) one Form 4 was one day late for Mr. Dean Jarnac, our Executive Vice President of Worldwide Sales.

Marvell Technology, Inc. 2024 Proxy Statement	24

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Our Compensation Discussion and Analysis describes compensation paid to the following named executive officers for fiscal year 2024:
▪
Matthew J. Murphy, Chairman, President and Chief Executive Officer

▪
Raghib Hussain, President, Products and Technologies

▪
Willem Meintjes, Chief Financial Officer

▪
Christopher Koopmans, Chief Operating Officer

▪
Sandeep Bharathi, Chief Development Officer*

▪
Mark Casper, Chief Legal Officer and Secretary

Executive Summary
Fiscal 2024 Highlights
Overview of Fiscal 2024 Executive Compensation
Our executive compensation program, as overseen by the ECC, is designed to implement our pay for performance philosophy. To support the Company’s continued transformation and advancement, our compensation program directly links our financial and operational performance to the short-term and long-term incentives we use to reward our executives. The objective of our program is to provide a strong pay for performance alignment by delivering a target mix of fixed and variable compensation oriented towards performance that we believe will drive the creation of stockholder value, putting a substantial portion of each executive’s target total direct compensation “at risk.”

*
Mr. Bharathi was an executive officer for part of fiscal 2024, but was a non-executive officer employee as of the end of the fiscal year.

Marvell Technology, Inc. 2024 Proxy Statement	25

(*)
For purposes of these pie charts, the value of the performance-based equity grants is shown at target and calculated using the market value on the date of grant.

Changes to Our Executive Compensation Program for Fiscal 2024
In fiscal 2024, in order to further align the interests of our executive officers with those of the Company’s stockholders and enhance the competitiveness of our executive compensation program, the ECC made the following changes to the executive compensation program:
▪
Added a cap to the maximum payout under the total shareholder return performance metric under the TSR RSUs to provide that the TSR component cannot be earned above 100% if the Company’s total shareholder return during the performance period is negative.

▪
Awarded an additional performance-based equity grant (the “Special Performance-Based Equity Grant”) to each of Messrs. Murphy, Hussain and Koopmans, in the first quarter of fiscal 2024 to enhance retention, reinforce long-term shareholder value creation, and maintain the competitiveness of our executive compensation program. During fiscal 2024, the Chairman of our ECC, assisted by members of our senior management, contacted and met with our largest investors to discuss our executive compensation program. The feedback from these meetings was used in the design of aspects of our executive compensation program for fiscal year 2024. Specifically, as a result of these meetings, the Special Performance-Based Equity Grant was structured as 100% performance-based and earned based on two performance metrics: stock price thresholds and total shareholder return relative to the S&P 500 Index. Further, 50% of the shares are not eligible to vest until at least 3 years from the grant date, regardless of whether goals are satisfied prior to such time and the remaining shares are not eligible to vest until at least 5 years from the grant date, in each continuous service is required through each applicable vesting date. As a result of these additional performance-based grants, the fiscal 2024 “At Risk” compensation increased from 70% to 88% for the CEO and from an average of 58% to 80% for Messrs. Hussain and Koopmans.

▪
Adjusted the base salaries of our named executive officers to reflect promotions and to better align with market.

▪
Adjusted the target percentage opportunity for Messrs. Meintjes and Casper to reflect promotions and to better align with market.

Fiscal 2024 Pay Outcomes
▪
The total Corporate Achievement for the fiscal year based on the Financial Performance Metrics was 96.8% of target. See, Annual Incentive Plan below for more details.

▪
The TSR PSU awards granted on April 15, 2020 with a 3 year performance period were earned at 200% of target on April 14, 2023.

Marvell Technology, Inc. 2024 Proxy Statement	26

Executive Compensation Framework: What We Do and What We Don’t Do
The Company’s executive compensation framework includes the following policies and practices, each of which reinforces our executive compensation objectives:
WHAT WE DO
We emphasize the use of performance-based incentives so that a significant portion of our executives’ compensation is earned based on the achievement of performance goals.
The ECC retains the services of an independent executive compensation consultant who provides services directly to the ECC.
We regularly review the peer group we use for compensation comparisons to confirm it remains appropriate based on our revenue and market capitalization and competition for talent.
We have stock ownership guidelines for our executive officers and non-employee directors.
We have a “clawback” policy with respect to recoupment of executive officer cash and certain types of equity incentives in the event of a financial restatement.
Our ECC reviews the risk profile of our compensation plans annually.
We conduct an annual say-on-pay vote and regularly engage with stockholders to get their feedback.
We impose limits on maximum incentive payouts.
WHAT WE DON’T DO

We do not allow our directors, officers, and employees to engage in hedging or monetization transactions, including derivative transactions, short sales, or transactions in publicly traded options on our common stock.

We do not provide for “golden parachute” excise tax-gross-ups.
We do not pay dividends or dividend equivalents on our unvested restricted stock units or on vested awards where the settlement has been deferred.
We do not provide material perquisites.
We do not guarantee payment under our AIP or our TSR-based performance-based equity awards.
We do not have special supplemental retirement plans for our executive officers.

Marvell Technology, Inc. 2024 Proxy Statement	27

Compensation Philosophy and Objectives
The Company’s compensation philosophy is to pay for performance with the primary intention of creating long term value for our stockholders. To achieve this, our executive compensation program is based on the following objectives:
▪
Market Competitive: Provide a market-competitive level of total compensation opportunity that reflects the individual executive officer’s role and ability to impact business performance;

▪
Performance-Based: Establish an explicit link between compensation and both overall business results and stockholder returns over short-and long-term periods;

▪
Long-Term Focused: Promote a long-term focus for our executive officers through incentive compensation that vests over multiple years; and

▪
Aligned with Stockholders: Align the interests and objectives of our executive officers and employees with furthering our growth and creating stockholder value through the use of equity awards.

Advisory Vote on Executive Compensation (“Say on Pay”)
We hold an advisory vote to approve named executive officer compensation on an annual basis. At our 2023 Annual Meeting, we received support from approximately 90% of the votes cast for our fiscal 2023 named executive officer compensation. In light of the strong support, the ECC did not make any changes to the executive compensation program directly as a result of the vote, but it did solicit stockholder feedback, and consider and implement the suggestions provided by stockholders who engaged with us, in connection with the Special Performance-Based Equity Grant. See section “Stockholder Engagement” of this Proxy Statement for more information on our recent stockholder engagement activities.
Determining Compensation for Our Named Executive Officers
The Role of the ECC
The ECC oversees the development and administration of our executive compensation program, including the underlying philosophy and related policies. The ECC members are independent members of the Board, as determined under the rules of Nasdaq and the SEC.
As part of its responsibilities, the ECC conducts an annual review of the base salary, target cash incentive opportunities and equity awards for our named executive officers and determines and approves their compensation packages and payouts. The ECC was assisted in this review in fiscal 2024 by its compensation consultant, and by senior members of the Company’s human resources and legal departments.
The Role of the Compensation Consultant
Under its charter and in accordance with SEC and Nasdaq rules, the ECC has the authority to directly select and retain the services of its own compensation consultant who reports to the committee’s chairman. During fiscal 2024, the ECC engaged the services of Compensia as its compensation consultant. During fiscal 2024, Compensia did not provide services to the Company other than services to the ECC, and Compensia worked with the Company’s management, as directed by the ECC, only on matters for which the ECC is responsible (except that the ECC requested that Compensia provide assistance to the N&G Committee regarding its review of director compensation).
The ECC has reviewed and is satisfied with the qualifications, performance, and independence of Compensia. The ECC retains its compensation consultant to provide information, analysis, and advice regarding executive compensation; however, the ECC makes all decisions regarding the compensation of our executive officers.
Compensia attended meetings of the ECC during fiscal 2024, and provided the following services:

▪
Reviewed the Company’s peer group for executive compensation purposes and provided recommendations with respect to the composition of the peer group;

▪
Evaluated the competitive positioning of base salaries, short-term incentive, and long-term incentive compensation relative to our peer companies to support decision-making with respect to each executive officer;

▪
Advised on target award levels within the annual incentive and long-term incentive programs and, as needed, on actual compensation actions;

▪
Reviewed the Company’s historical and projected equity utilization practices relative to market levels;

▪
Assessed whether our compensation programs might encourage excessive or inappropriate risk taking that could have a material adverse effect on us and assisted with considering risk mitigation policies, such as our stock ownership guidelines; and

▪
Assisted with the preparation of the Compensation Discussion and Analysis for the 2023 proxy statement.

Marvell Technology, Inc. 2024 Proxy Statement	28

The Role of Management
One key objective of our executive compensation program is to align the program with stockholders’ interests and our business strategy. To gain insight on day-to-day operations and what rewards and incentives would be most effective to achieve this alignment, the ECC may receive input from the Company’s senior management. During the fiscal year, the ECC also consulted with senior members of the Company’s human resources and legal departments when formulating compensation plans, and members of those groups attended the ECC meetings. While the ECC seeks the input of management in its compensation deliberations, the ECC regularly meets in executive session without any members of management present, and no executive officer participates in the ECC’s deliberations addressing the amount of his or her own individual compensation (although the Chief Executive Officer and Chief Administration Officer participated in discussions regarding the overall design and targets of our compensation programs).
The Role of the Chief Executive Officer
Mr. Murphy meets with the ECC at its request and makes compensation recommendations for the senior executives who report to him but does not make a recommendation with respect to his own compensation. The senior executives are not present at the time such recommendations are discussed. Mr. Murphy’s recommendations are based in part upon the compensation information gathered by the ECC’s compensation consultant and the Company’s human resources professionals. Mr. Murphy shares with the ECC his evaluation of each senior executive’s performance and contributions. The ECC considers each senior executive’s scope of responsibilities and experience, and balances these against competitive compensation levels, including retention requirements and succession potential.
The Role of Peer Groups and Benchmarking — Market Analysis
The ECC considers relevant market pay practices when setting executive compensation. In September 2022 (fiscal 2023), Compensia recommended, and the ECC approved, the compensation peer group for fiscal 2024, which was unchanged from the peer group selected in for fiscal 2023. In selecting peer companies, the following criteria were used to identify a group of industry and labor market competitors, including:
▪
Ownership/Industry: Independent, publicly-traded, U.S.-based, semiconductor industry companies (fabless, to the extent available); secondary industry sectors include software, hardware and communications

▪
Revenue: ~0.5x – 4x of Marvell

▪
Market Capitalization: 0.25 – 4x of Marvell

▪
Refinement Considerations: revenue growth, profitability and competition for employees

Ideally, the Company would be positioned near the median for both revenue and market capitalization; however, this has been challenging due to the limited number of similarly sized semiconductor industry companies and the Company’s high market capitalization to revenue multiple (i.e., the Company is positioned below median on revenue and above median on market cap). In particular, several of the most important semiconductor competitors for relevant talent are substantially larger companies.
Advanced Micro Devices	Microchip Technology	Seagate Technology
Analog Devices	Micron Technology	Skyworks Solutions
Broadcom	NetApp	Synopsys
Cadence Design Systems	ON Semiconductor	Teradyne
Keysight Technologies	Palo Alto Networks	Texas Instruments
KLA	Qorvo	Western Digital
Lam Research	QUALCOMM
Relative to this peer group at the time of approval in September 2022, the Company ranked at approximately the 32nd percentile on a last four quarters revenue basis (31st percentile based on next 4 quarter analyst estimates), 94th percentile on a one-year revenue growth basis and at the 46th percentile on market capitalization.
The ECC reviews the practices of members of the peer group to better understand and assess the competitiveness of the compensation that the Company pays to its executives, both with respect to each compensation element and the overall compensation package. The ECC uses this information in its determinations and assessments but does not determine compensation by benchmarking to the peer group. At the beginning of fiscal 2024, the ECC reviewed our executive compensation program, both in the context of our pay-for-performance philosophy and from a market perspective and set the total direct compensation for our named executive officers for fiscal 2024 taking into account individual performance, experience, criticality and retention for each executive.

Marvell Technology, Inc. 2024 Proxy Statement	29

Elements of Compensation
Our fiscal 2024 executive compensation program consisted of four primary elements: base salary, short-term incentives, long-term incentives, and employee benefits.
Annual Base Salary
Base salary represents the fixed component of our executive compensation program. Base salaries are provided to:
▪
Recognize expertise, skills, knowledge, and responsibilities of our executives; reward individual performance and contribution to our overall business goals; and

▪
Attract and retain executive talent by providing competitive fixed amounts.

Annual Incentive Plan
Our short-term cash incentive program, the Annual Incentive Plan (“AIP”), is designed to:
▪
Provide additional focus on the achievement of annual company goals;

▪
Align total cash compensation with actual Company performance;

▪
Provide competitive total target cash compensation levels to attract and retain executive talent; and

▪
Reward our executives for the achievement of Company and individual goals.

Long-Term Incentive Equity Awards
For fiscal 2024, our long-term incentive compensation (“LTI”), including the Special Performance-Based Equity Grant, was granted in the form of time- and performance-based equity awards designed to:
▪
Attract and retain critical executive talent by providing a competitive earnings opportunity through our LTI program;

▪
Align the interests of our executives and our stockholders;

▪
Focus our executives on achieving and sustaining longer-term business results; and

▪
Reward and differentiate superior Company and executive performance.

Benefits and Perquisites
Marvell does not provide material perquisites to executive officers or directors. Our named executive officers are eligible to participate in our life, health and welfare benefit programs and our tax-qualified Section 401(k) plan on the same terms and conditions as our other salaried employees. We provide a life insurance benefit to all salaried employees, including our named executive officers, at the rate of two-and-a-half times annual base salary (rounded to the higher multiple of $1,000) or $1,000,000, whichever is less. We offer all U.S. and most non-U.S. employees, including our named executive officers, the ability to purchase our common shares at a discount under our ESPP, subject to the terms and conditions in the ESPP. Marvell also provides the executive officers with the ability to obtain supplemental health coverage with certain costs of such program paid for by the Company.

Marvell Technology, Inc. 2024 Proxy Statement	30

Other than the benefits described above, our named executive officers did not receive any material employee benefits in fiscal 2024.
Executive Compensation Program for Fiscal 2024
Base Salary
The ECC retains the discretion to change the base salaries for our executives from time to time. In fiscal 2024, the ECC increased based salaries for the named executive officers as noted below. The ECC determined that these adjustments were appropriate considering each individuals’ performance in the prior fiscal year, internal pay parity with other senior leaders, any retention concerns, and a comparison to the relevant market data. Mr. Casper’s increase also reflected a promotion and increase in responsibilities.
Executives	Fiscal 2024 Base Salary ($)	Fiscal 2023 Base Salary ($)	Change (%)
Matthew J. Murphy	1,150,000	1,070,000	7.5
Raghib Hussain	675,000	640,000	5.5
Willem Meintjes	640,000	600,000	6.7
Chris Koopmans	585,000	540,000	8.3
Sandeep Bharathi	575,000	535,000	7.5
Mark Casper	500,000	450,000	11.1
Annual Incentive Plan (AIP)
Target Cash Incentive Opportunities
At the beginning of fiscal 2024, the ECC reviewed the design of the AIP, including a review of the target cash incentive opportunities established for each of the roles and a comparison of those percentages to the percentage target opportunity for similar roles at applicable peer companies. Based on this review, and in recognition of promotions, the ECC approved increases in the target cash incentive opportunities (expressed as a percentage of base salary) for Willem Meintjes and Mark Casper for 2024. No other changes were made to the target Total Annual Cash Incentive percentage for the named executive officers.
Executives	Base Salary ($)	Target Annual Cash Incentive (%)	Target Annual Cash Incentive ($)
Matthew J. Murphy	1,150,000	200	2,300,000
Raghib Hussain	675,000	100	675,000
Willem Meintjes	640,000	100	640,000
Chris Koopmans	585,000	95	555,750
Sandeep Bharathi	575,000	95	546,250
Mark Casper	500,000	90	450,000
AIP Design — Corporate Performance Measures
Under the AIP, the Company’s executive officers are eligible to earn cash incentives based upon the achievement of pre-established performance goals and, for the named executive officers other than the Chief Executive Officer and Chief Financial Officer, individual goals. Total incentive opportunities for fiscal 2024 were based on the achievement of semi-annual targets but paid annually. The ECC split the annual targets into equally weighted 1st and 2nd half targets. Incentive payouts may range between 0% and 200% of the target incentive opportunity. However, if achievement of our corporate financial metrics is less than 100%, payouts are capped at target level without regard to above-target individual goal achievements.
The fiscal 2024 AIP was based on three corporate financial metrics:
▪
revenue (45%),

▪
non-GAAP gross margin (defined as non-GAAP gross profits from continuing operations divided by revenue) (25%), and

▪
non-GAAP operating income margin (defined as non-GAAP operating income divided by net sales) (30%).

Non-GAAP financial measures exclude the effect of stock-based compensation expense, amortization of the inventory fair value adjustment associated with acquisitions, amortization of acquired intangible assets, acquisition and divestiture-related costs, restructuring and other related charges (including, but not limited to, asset impairment charges, employee severance costs, and facilities related charges), resolution of legal matters, and certain expenses and benefits that are driven primarily by discrete events that management and the ECC do not consider to be directly related to the Company’s core business. The Company uses non-GAAP metrics in its executive compensation plans and awards in an effort to better correlate executive compensation to Company performance as these measures are believed to better reflect the economic

Marvell Technology, Inc. 2024 Proxy Statement	31

reality of the Company’s operations. The non-GAAP performance metrics used for the AIP above, or for any performance-based equity grants, are determined by the ECC (in its sole discretion).
If the Company fails to achieve the threshold level, as set forth in the table below, for any of the above Company performance goals, no payout is awarded for that goal. The ECC determined that the combined application of all the metrics would make achievement difficult to meet at target and very difficult to meet at maximum performance levels.
Fiscal 2024 AIP Design — Individual Performance Goals
The ECC determined that it is desirable to provide for some limited variation in incentive compensation based on individual performance for some of the executive officers. For the Chief Executive Officer and the Chief Financial Officer, 100% of the payouts under the AIP are based solely on the Company performance goals described above. Payouts under the AIP for the other named executive officers are based 80% on the Company performance goals described above and 20% on individual performance goals that are established at the beginning of the year, provided, that overachievement on the aggregate bonus payout is not permitted unless the achievement of the Company’s performance goals is 100% or more. The individual performance goals were approved by the Chief Executive Officer. The Company has omitted disclosure of the individual performance goals because disclosing this information would result in competitive harm to the Company.
Actual Performance Against Goals
The following tables present the fiscal 2024 AIP Company performance goals established by the ECC for the first half and second half of fiscal 2024 at threshold, target, high and maximum performance levels, and the actual fiscal 2024 performance for each of these metrics, each of which was tied to the annual operating plan approved by the Board. These measures were below the levels set by the ECC in fiscal 2023 to better reflect changes in the semiconductor industry outlook for fiscal 2024 and to better align the goals with the Company’s internal financial projections.
	Annual Operating Plan				Scoring
Performance Metric (1st Half of FY24)	Threshold	Target	High	Max	Actual	Score	Weight
Revenue (in 000’s)	$2,254	$2,652	$2,785	$2,917	$2,663	104%	45%
Non-GAAP Gross Margin (%)	59.5%	60.0%	60.5%	61.0%	60.1%	111%	25%
Non-GAAP Operating Income Margin (%)	20.4%	25.3%	26.5%	27.8%	26.1%	131%	30%
Payout (% of Target)	0%	100%	150%	200%		114%
	Annual Operating Plan				Scoring
Performance Metric (2nd Half of FY24)	Threshold	Target	High	Max	Actual	Score	Weight
Revenue (in 000’s)	$2,474	$2,910	$3,056	$3,201	$2,845	89%	45%
Non-GAAP Gross Margin (%)	62.0%	62.5%	63.0%	63.5%	62.2%	53%	25%
Non-GAAP Operating Income Margin (%)	28.1%	32.5%	33.6%	34.8%	31.8%	88%	30%
Payout (% of Target)	0%	100%	150%	200%		80%
The score for each financial performance metric is determined by the actual achievement against the applicable targets (for example between Target and High) based on a straight-line interpolation of pay and performance. The combined achievement score for each half of the year is based on the weighting of each metric. The total corporate achievement for the fiscal year based on the Financial Performance Metrics was 96.8%, which is the average of the first half and second half achievement levels. The individual funding factor was determined by the ECC in consultation with the Chief Executive Officer and the named executive officers (other than the CEO and CFO) were deemed to have met their objectives at the levels set forth below. Notwithstanding each named executive officer’s overperformance with respect to their individual objectives because the corporate achievement of the Financial Performance Metrics was less than 100% for the year, executives’ payouts were capped at target (CEO and CFO’s bonuses were based 100% on company performance). Based on of the Company’s performance in fiscal 2024 against its financial performance objectives, each named executive officer was paid a percentage of his target cash incentive opportunity, as set forth below.
Executives	Target Annual Cash incentive ($)	Funding Factor Corporate	Funding Factor Individual	Actual Payout ($)*
Matthew J. Murphy	2,300,000	96.8%	N/A	2,226,400
Raghib Hussain	675,000	96.8%	150%	675,000
Willem Meintjes	640,000	96.8%	N/A	619,520
Chris Koopmans	555,750	96.8%	150%	555,750
Sandeep Bharathi	546,250	96.8%	130%	546,240
Mark Casper	450,000	96.8%	120%	450,000

*
The total payout under the AIP is capped when the Corporate Funding Factor is less than 100%. The actual payout amount above reflects the capped payout at 100% for fiscal 2024 for Messrs. Hussain, Koopmans, Bharathi, and Casper.

Marvell Technology, Inc. 2024 Proxy Statement	32

Equity Awards
Fiscal 2024 Equity Grants
To reinforce the importance of long-term value creation and alignment with shareholders in our overall compensation strategy, beginning in fiscal 2023 we increased the percentage of annual equity value granted in the form of performance-based awards from 60% to 70% for the CEO and from 55% to 60% for other executive officers. Similar to past years, to determine individual equity award amounts, the ECC considered each named executive officer’s total direct compensation against that of similarly situated executives at the companies in our peer group, current performance and projected future contributions, as well as the retention value of his or her outstanding unvested equity from previously granted awards.
The ECC approved grants to the named executive officers for fiscal 2024, which were comprised of time-based RSUs and TSR RSUs as part of the annual award process. In addition, Messrs. Murphy, Hussain and Koopmans were granted Special Performance-Based Equity Grants which are described in more detail below. The grant date fair value of all stock awards is provided in the Summary Compensation Table and the number of shares per equity vehicle at target are shown in the tables below. The total value of shares at target in connection with the annual stock awards was increased slightly over the total value of the shares at target last fiscal year after review of the peer data, the performance of the executive, and any retention related concerns.
April 2023 Annual Equity Grants:
Executives	RSU # Shares	TSR RSU # Shares	Total Shares at Target (#)*
Matthew J. Murphy	132,459	309,071	441,530
Raghib Hussain	63,777	95,665	159,442
Willem Meintjes	41,210	61,815	103,025
Chris Koopmans	53,965	80,948	134,913
Sandeep Bharathi	44,153	66,230	110,383
Mark Casper	26,492	39,738	66,230

*
Target is based solely on the TSR component of the grants.

April 2023 RSU Grants Vesting Terms. Subject to continued service with the Company, the RSUs will vest in equal quarterly installments over three years from the grant date.
April 2023 TSR RSU Grants Performance and Vesting Terms. Fiscal 2024 TSR RSUs vest based on our TSR performance relative to the S&P 500 Index over the performance period measured from April 15, 2023 to April 5, 2026, up to a maximum 200% of the target grant amount. In addition, the amount vesting may be increased by up to 150% based on the Non-GAAP EPS compound annual growth rate (“Non-GAAP EPS CAGR”) for the Company measured against the Non-GAAP EPS CAGR for the companies in the peer group (as such peer group is discussed previously under The Role of Peer Groups and Benchmarking — Market Analysis) (“EPS Multiplier”). Notwithstanding the foregoing, the maximum payout of the product of (x) the relative total stockholder payout, multiplied by (y) the EPS Multiplier will not exceed 250% of the target grant amount. If the performance targets are met including the Non-GAAP EPS CAGR, the earned shares will all vest on April 15, 2026 (3 years from the date of grant), subject to continued service with the Company through such date.
Annual Performance Grants Design Considerations. The S&P 500 Index was chosen as its results are more stable year over year because it is not significantly impacted by the merger or acquisition of any particular semiconductor company or member of our peer group. In fiscal 2023, the Company added the Non-GAAP EPS CAGR metric to the performance-based equity awards in response to shareholder feedback that investors prefer that performance grants use more than one performance metric. The relative TSR and the Non-GAAP EPS CAGR metrics were chosen by the ECC to align the executives long term interests with those of our shareholders and to avoid redundancy with the metrics used under the AIP. The performance-based metrics are both long term metrics and use at least a minimum 3-year vesting period.
For the TSR component: there will be a straight-line interpolation of the payout percentages for TSR between each of the payout levels, rounded up to the nearest whole share. No shares are earned if TSR is more than 33 percentage points below the Index.

Marvell Technology, Inc. 2024 Proxy Statement	33

Performance Level	Versus the S&P 500 Index	Payout
Maximum	+33% over	200% of target
Target	Equal to Index	100% of target
Minimum	Greater than -33% under	0% of target
Notwithstanding the foregoing, in the event the Company’s actual TSR is negative over the 3 year Performance Period, payout of the TSR component will be no more than 100% of Target. The foregoing cap does not affect the EPS Multiplier noted below.
For the EPS Multiplier: actual performance will be calculated over a 2 year performance period using a straight-line interpolation between the 50th percentile and the 75th percentile (rounding up to the nearest percent). In no circumstance will the EPS Multiplier result in reducing the shares earned under the relative total stockholder return metric. Notwithstanding the foregoing, maximum payout of the product of (x) the relative total stockholder payout, multiplied by (y) the EPS Multiplier will not exceed 250% of the target grant amount.
Percentile Rank in Peer Group	Multiplier
Equal to or less than 50th percentile	100%
50th to 75th percentile	interpolated
At 75th percentile or higher	150%
Fiscal Year 2024 Special Performance-Based Equity Grants
Our typical equity awards to our executive team are comprised of a mix of time-based RSU and TSR-performance based RSU (TSR RSU) equity awards. After evaluating the value of the unvested equity of our executive team, the Company determined it was important to increase the equity hold by creating and granting a special one-time additional equity grant in fiscal year 2024 to the CEO and two other executives. These awards were specifically designed to promote long-term retention, ensure alignment with stockholder interests, and to reinforce long-term stockholder value creation. Prior to granting these awards, members of our senior management and our Chairman of the ECC reached out to our largest investors collectively owning approximately 40% of our outstanding stock to discuss our executive compensation program. The feedback from these calls was used in the design of our fiscal 2024 Special Performance-Based Equity Awards. Specifically, as a result of these calls, the Special Performance-Based Equity Grant was limited to a small number of executives, was structured as 100% performance-based and earned based on two performance metrics: stock price hurdles and total shareholder return relative to the S&P 500 Index, with multiple and increasingly difficult to achieve targets. On the date of approval of this award the closing market price of our stock was slightly below $40.00. The lowest price target represented an approximately 50% increase in stock price and the highest target represented an approximately 200% increase in stock price. In addition, to promote long-term retention, vesting of shares would occur over a five year period, with no shares eligible to vest until at least 3 years from the grant date, regardless of whether any goals were satisfied prior to such time. In addition, at least half of the shares earned from the achievement of a performance target will not vest until the fifth anniversary of the date of grant. Consistent with the goal of this being a one-time award to these executives, no similar awards were granted in fiscal 2025 to them nor any other executive officer. As a result of this additional award, the overall percentage of performance-based compensation and performance-based equity for these executive officers was higher in fiscal year 2024 than in prior years and higher than our equity target mix described above. Individual award levels and terms are outlined below:
Executives	Target (#)
Matthew J. Murphy	784,943
Raghib Hussain	249,915
Chris Koopmans	124,958
The grant includes 4 tiers of stock price targets ($60.00, $80.00, $100.00 and $120.00) and a Total Stockholder Return Adjustment (described below) to be attained within a five year performance period beginning on the date of grant upon the achievement of each price target tranche, 25% of the total shares granted are eligible to vest, with the full award only earned upon achievement of 200% stock price appreciation from the approximately $40.00 stock price on the date of grant. Performance achievement of a price target tranche shall occur once the average closing trading price for the Company’s common stock over a period of 60 trading days equals or exceeds the applicable price target for that tranche. The ECC believed at the time of the grant that given strong historic performance and desire to motivate continued execution, that some improvement over the prior 3-year and 5-year CAGR was appropriate to achieve target outcomes, but that material increases should be required to achieve above-target payouts.
Tranche	% of Grant	Price Hurdle	Absolute Price Appreciation	3-Year CAGR	5-Year CAGR
1	25%	$60.00	50%	14%	8%
2	25%	$80.00	100%	26%	15%
3	25%	$100.00	150%	36%	20%
4	25%	$120.00	200%	44%	25%
Following achievement of a price target, the number of earned RSUs applicable to that tranche are eligible for upwards or downwards adjustment based on the Company’s total stockholder return as compared to the total stockholder return of the companies included in (as of the grant date) the S&P 500 Index as measured from the grant date to that tranche’s applicable tranche achievement date as shown in the below table.

Marvell Technology, Inc. 2024 Proxy Statement	34

Performance Level	Versus the S&P 500 Index	Adjustment
Maximum	90th Percentile or higher	+20%
Target	25th Percentile up to 89th Percentile	No Adjustment
Minimum	Less than 25th Percentile	-20%
Once the number of achieved RSUs of a tranche have been determined and certified, those achieved RSUs will generally vest in accordance with the following schedule:
▪
50% of the achieved RSUs will vest on the later of (i) the 3-year anniversary of the grant date or (ii) the 15th day of the month after the performance achievement date, subject to the executive remaining employed at the Company on such date; and

▪
The remaining 50% of achieved RSUs will vest on the 5-year anniversary of the grant date (i.e., the last day of the performance period), subject to the executive remaining employed at the Company on such date.

On August 14, 2023, the $60 price target was achieved. As a result, unless accelerated pursuant to the below terms, the shares allocated to that price target tranche will vest 50% on the 3-year anniversary of the grant date (April 2026) and 50% on the 5-year anniversary of the grant date (April 2028), subject in each case to the executive’s continuous employment at the Company through such dates.
$60 Target Achievement	CEO Grant	Other NEO Grant
Grant Date	April 15, 2023	May 15, 2023
Relative TSR % Rank	96.8	98.4
Relative TSR Modifier	120%	120%
Payout level	120% of tranche target	120% of tranche target
Vesting of the Special Performance-Based Equity Grants may be accelerated under the following circumstances:
▪
Termination of Employment. If the executive’s employment is terminated (i) by the Company other than for cause, (ii) by the executive for good reason, (iii) as a result of the executive’s death, or (iv) by the Company as a result of the executive’s disability, then (A) the RSUs in the tranche(s) for which performance achievement has not been achieved (i.e., the unearned RSUs) shall be forfeited, and (B) 100% of the achieved RSUs which have not yet vested, shall vest immediately on the termination date.

▪
Change in Control Acceleration Provisions:

Minimum RSUs. Provided the executive remains employed until the transaction closing date, if the transaction closing price is less than the $80 price target, the price target for the full number of RSUs at the $60 price target tranche and the $80 price target tranche (minus any prior achieved RSUs (in this case the $60 price target has been achieved) or vested RSUs for such tranches) shall be deemed achieved (the “Minimum CIC RSUs”). The Minimum CIC RSUs are not subject to the Total Stockholder Return adjustment described above.
Additional RSUs for Partial Achievement. If the closing price is between the $80 and $100 price target tranches or between the $100 and $120 price target tranches, the executive will receive additional RSUs (the “Additional RSUs”) for this partial achievement. The base number of Additional RSUs shall be calculated using a straight-line interpolation using the closing price between the highest Achieved price target tranche and the next price target tranche, which shall be expressed as a percentage achievement. The percentage achievement shall then be multiplied by the number of RSUs in the next price target tranche to determine the number of Additional RSUs that are deemed achieved which number of RSUs shall then be modified per the terms of the Total Stockholder Return adjustment.
Vesting. The Additional RSUs, Minimum CIC RSUs and any other achieved RSUs determined prior to the beginning of the interim change in control period that have not yet vested as of the change in control closing will vest in accordance with the following vesting schedule:
i.
50% shall vest at on the closing date provided the executive is still employed by the Company; and

ii.
The remaining 50% shall vest in equal quarterly installments on the 15th of the month starting the month after the change in control closing and ending on the 5-year anniversary of the grant date provided the executive is still employed by the Company on each such vesting date.

Settlement of Prior Performance Based Awards in Fiscal 2024
Measurement and Settlement in Fiscal 2024 of TSR RSUs Granted in Fiscal 2021
The fiscal 2021 TSR RSU awards were based on the achievement of performance objectives relating to the relative TSR of our common shares as compared to the TSR of the companies in the S&P 500 Index over the performance period measured from April 15, 2020 to April 5, 2023. There was a straight-line interpolation of the payout percentages for TSR between each of the payout levels (for example between Minimum and Target performance), rounded up to the nearest whole share. The rounded payout is one share in the event that performance achievement equals — 32.99% relative TSR.

Marvell Technology, Inc. 2024 Proxy Statement	35

Performance Level	Versus the S&P 500 Index	Payout
Maximum	+33% over	200% of target
Target	Equal to the Index	100% of target
Minimum	-33% under	0% of target
In fiscal 2024, each participating named executive officer earned shares at 200% of target (the maximum performance level), corresponding with a TSR of 69.94% compared to the S&P 500 Index TSR of 35.66% for the performance period, and those awards vested in fiscal 2024 as indicated below.
Name	Grant Date	Vest Date	Number of Shares Target	Number of Shares Earned
Matthew J. Murphy	4/15/2020	4/15/2023	218,688	437,376
Raghib Hussain	4/15/2020	4/15/2023	83,500	167,000
Willem Meintjes	4/15/2020	4/15/2023	13,917**	27,834
Chris Koopmans	4/15/2020	4/15/2023	27,834	55,668
Sandeep Bharathi	4/15/2020	4/15/2023	27,834	55,668
Mark Casper*	—	—	N/A	N/A

*
Mr. Casper was not employed by the Company on the date of grant.

**
Mr. Meintjes had not yet been promoted to Chief Financial Officer.

Share Repurchases Considerations
Historically, the Company has granted TSR RSUs that are earned and vest based on the relative TSR of the Company compared to an appropriate index (TSR RSUs), performance-based RSUs that are earned and vest based on metrics related to the Company’s financial statements (Financial Performance Metric RSUs), performance-based RSUs that are earned and vest in whole or in part based on the achievement of a specific stock price, and awards that vest partially based on TSR and partial based on Non-GAAP EPS CAGR. When granting performance-based awards that vest based on relative TSR, EPS or on the Company’s stock price, the ECC takes into account the potential impact that share repurchases may have on the awards.
Other Factors Considered in Determining Executive Compensation
Employment Agreements
See the section in this proxy statement entitled “Employment Contracts, Severance Agreements and Change-in-Control Arrangements” for additional information on the terms of employment, severance and change in control agreements the ECC has approved with respect to the named executive officers. In 2016, the ECC approved entering into a severance agreement with Mr. Murphy concurrently with his commencement of employment, given the recent Board and management changes at the Company at that time. The Company does not have severance agreements in effect with the other named executive officers. The ECC annually reviews market and peer group severance and change in control agreement trends and practices, as well as the Company’s severance and change in control agreements and policies.
Change in Control Severance Plan (“CIC Plan”)
In June 2016, the ECC recommended, and the Company’s Board adopted, the CIC Plan, the purpose of which is to provide specified payments and benefits to certain employees of the Company whose employment is subject to being either involuntarily terminated or voluntarily terminated for Good Reason under the circumstances described in the CIC Plan. The ECC has made several changes to that plan as part of its periodic reviews of market practices and trends. All capitalized terms are as defined in the CIC Plan. A copy of the CIC Plan can be found at Exhibit 10.15 to our Annual Report on Form 10-K as filed with the SEC on March 13, 2024.
The ECC designed the CIC Plan to protect key employees involved in certain transactions in order to facilitate a clear focus on what is best for stockholders by making the executives neutral to a potential transaction. The protections offered by tier were developed in consideration of market practice and trends, and the Company executives were slotted into tiers based on the ongoing executive team structure. Benefits are only payable upon the occurrence of an Involuntary Termination of employment during the period beginning on the signing of a definitive agreement to sell the Company and ending on the date that is 24 months following the Change in Control (i.e., double trigger).
The ECC has designated the following named executive officers as participants in the CIC Plan at the levels set forth following their names: Matthew J. Murphy (Tier 1); Raghib Hussain (Tier 2); Willem Meintjes (Tier 2); Chris Koopmans (Tier 2); Sandeep Bharathi (Tier 2), and Mark Casper (Tier 2). Benefits payable with respect to the various tiers may be found in the section of this proxy statement entitled “Employment Contracts, Severance Agreements and Change-in-Control Arrangements.”

Marvell Technology, Inc. 2024 Proxy Statement	36

Equity Grant Practices Policy
Our Board has adopted a policy with respect to our equity grant practices. Our current policy covers, among other things, the following:
▪
The ECC, or a subcommittee thereof, has the authority to approve equity award grants to employees, provided that only the ECC (and not a subcommittee thereof) may approve equity award grants to our executive officers.

▪
Equity award grants to newly hired employees are made monthly during regularly scheduled ECC or subcommittee meetings. An equity award proposal is generally prepared for consideration by the 15th day of the month following the month of the new employee’s date of hire and granted using the average closing price of the Company’s common stock for the 30 days prior to the grant date. These awards may only be granted by the ECC or a subcommittee of the ECC and are typically based upon a set of guidelines established by the human resources department and reviewed by the ECC on the recommendation of the Chief Executive Officer.

▪
Annual equity award grants to employees are generally made after the annual performance review process is completed and are generally scheduled to be made on the 15th of April.

▪
The Company discontinued granting stock options during 2016 (other than in certain cases in connection with the conversion of options in a merger or other acquisition (“M&A”) transaction) and has granted RSUs in lieu thereof. If the Company should grant stock options (other than in connection with an M&A transaction), such grants will not be made during any period of time commencing with the last day of a fiscal quarter and ending with the first full trading day following our earnings release for such quarter. If stock option awards have not been granted by the last Friday of the fiscal month of April, then option awards are to be granted during an “open window.” This restriction does not apply to RSUs or other types of equity awards that do not include an exercise price related to the market price of our securities on the date of grant. Other than with respect to annual equity award grants or as otherwise approved by the ECC, any equity award grants to executive officers must be made during an “open window.” All stock option grants must have an exercise price per share no less than the per share fair market value of our shares of common stock on the date of grant, as determined under the appropriate U.S. financial accounting rules and the applicable rules and regulations under the U.S. securities laws.

Policy Concerning Recoupment of Executive Officer Incentives Following Restatement
In fiscal 2024, we amended our Clawback Policy to comply with Nasdaq Listing Rule 5608 and Exchange Act Rule 10D-1 and as result we increased the scope of the compensation subject to the clawback to include certain types of performance-based equity grants. Under the amended policy, in the event that the Company is required to prepare an accounting restatement of its reported financial results due to the Company’s material noncompliance with any financial reporting requirement under the United States securities laws, the Company will require its current and former executive officers to reimburse all or any portion of the Incentive Compensation (defined below) earned by or paid to such executive officers for the period of such restatement (but in no event to exceed the three (3) fiscal years immediately preceding the date on which the Company is required to prepare an accounting restatement) that would not have otherwise been paid or earned based upon the restated financial results.
“Incentive Compensation” generally means any compensation granted, earned or vested based in whole or in part on the Company’s attainment of any Financial Reporting Measure.
“Financial Reporting Measure” means a measure that is determined and presented in accordance with the accounting principles used in preparing the Company’s financial statements, and any measure derived wholly or in part from such financial information (including, but not limited to, non-GAAP financial measures). For the avoidance of doubt, Financial Reporting Measures shall include any measure based in whole or in part on the Company’s stock price or total shareholder return.
Any right of recoupment under the Clawback Policy is in addition to, and is not in lieu of, any actions imposed by law enforcement agencies, regulators including the Securities and Exchange Commission, Nasdaq, or other authorities.
Stock Ownership Guidelines for Executive Officers
Our Board has established equity ownership guidelines for our executive officers designed to encourage long-term stock ownership and more closely link their interests with those of our other stockholders. These guidelines provide that the executive officers should have shares of common stock equal in value to (i) six times the annual base salary for the Chief Executive Officer, and (ii) three times their respective annual base salary for the other executive officers. Executive officers have five years to satisfy the guidelines from June 24, 2020, or the date such person is designated as being subject to the guidelines, whichever is later. The Board reviews progress against these guidelines annually and updates them as appropriate. The Board or the N&G Committee may discuss with the executive the reasons for a shortfall if it occurs more than five years after an executive officer becomes subject to the guidelines and more than three years after a promotion increases the guidelines expectation. While below the applicable guidelines, at any time, there is a minimum holding expectation for 50% of the net after tax shares following vesting of RSUs and performance-based RSUs, including TSR RSUs, until the applicable guideline is met. The 50% holding expectation also applies if an executive officer is short of the guideline following a promotion, change in base salary, or guideline policy change. All of our executive officers met, or were on target to meet, within the required timeframe, the ownership guidelines as of our fiscal year-end. We do not count unvested performance-based equity or unexercised options when determining if the guidelines have been satisfied.
Insider Trading/Anti-Hedging and Anti-Pledging Policies
All employees, officers, and directors of, and consultants and contractors to, us or any of our subsidiaries are subject to our Insider Trading Prohibition Policy and Guidelines. The policy prohibits the unauthorized disclosure of any nonpublic information acquired in the workplace and the misuse of material nonpublic information in securities trading. The policy also includes specific anti-hedging provisions.

Marvell Technology, Inc. 2024 Proxy Statement	37

To ensure compliance with the policy and applicable federal and state securities laws, it is our policy that all individuals subject to the policy must refrain from the purchase or sale of our securities except in designated trading windows or pursuant to preapproved Exchange Act Rule 10b5-1 trading plans. Even during a trading window period, certain identified insiders, which include the named executive officers and directors, must comply with our designated pre-clearance policy prior to trading in our securities.
All members of the Board, all employees (including executive officers) of, and consultants and contractors to, the Company (collectively, “Insiders”) are prohibited from engaging in “short sales” of our securities or in trading “derivative securities” tied to our securities. We define a “derivative security” generally to be any security, the value of which is dependent to some degree on another security. Examples of the most common types of derivative securities include “warrants,” “puts” and “calls.” Stock options or other securities issued pursuant to Company benefit plans or other compensatory arrangements with the Company are not subject to this prohibition. Insiders are also prohibited from purchasing any other financial instruments (including, but not limited to, prepaid variable forward contracts, equity swaps, and collars), or engaging in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our stock. Insiders are permitted to invest in publicly offered funds that hold our stock, including mutual funds and exchange traded funds (“ETFs”), that are actively managed by an independent fund manager. Insiders are prohibited from investing in exchange funds also known as swap funds. An “exchange fund” allows an investor to “exchange” an individual stock, such as our stock, for shares in a fund of many pooled stocks. In addition, Insiders are prohibited from buying or selling interests in funds containing our securities on the basis of material nonpublic information about us.
Our executive officers and certain other insiders are prohibited from holding Marvell securities in a margin account or pledging Marvell securities as collateral for a loan.
Tax Considerations
Under Section 162(m) of the IRC, the Company may not take a tax deduction for any compensation paid to its executive officers who are subject to Section 162(m) in excess of $1,000,000. Our ECC may consider the deductibility of compensation when making decisions but may authorize the payment of compensation that is not deductible when it believes it to be appropriate and in the best interests of the Company and our stockholders.
Accounting Considerations
We are required to estimate and record an expense for each equity award over its vesting period. The ECC reviews the effect of the compensation expense under FASB ASC Topic 718 for equity compensation to the named executive officers.

Marvell Technology, Inc. 2024 Proxy Statement	38

COMPENSATION COMMITTEE REPORT
The information contained in the Compensation Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates the information by reference in such filing.
The ECC has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on such review and discussions, the ECC has recommended to our Board that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for the fiscal year ended February 3, 2024 (incorporated by reference) and this proxy statement.
The Executive Compensation Committee:
Robert Switz, Chairman
Tudor Brown

Marvell Technology, Inc. 2024 Proxy Statement	39

Compensation of Named Executive Officers
Fiscal 2024 Summary Compensation Table
In accordance with SEC rules, our named executive officers include the following: (1) the individual who served as our principal executive officer during the fiscal year; (2) the individual who served as our principal financial officer during the fiscal year; (3) the three most highly compensated executive officers other than our principal executive officer and principal financial officer as of the end of the fiscal year; and (4) the individual for whom disclosure would have been required to be provided as one of the three most highly compensated executive officers other than our principal executive officer and principal financial officer but for the fact that the individual was not serving as an executive officer as of the end of the fiscal year.
The following table shows the compensation earned by our named executive officers for the fiscal years noted.
Name and Principal Position	Fiscal Year	Salary	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation(2)	All Other Compensation ($)(3)	Total ($)
Matthew J. Murphy Board Chairman, President and Chief Executive Officer	2024	1,138,698	—	41,792,162	2,226,400	5,780	45,163,040
	2023	1,058,154	—	19,197,984	2,180,660	5,780	22,442,578
	2022	991,731	—	11,956,712	2,556,000	5,780	15,510,223
Raghib Hussain President, Products and Technologies	2024	668,269	—	14,609,140	675,000	15,805	15,968,214
	2023	633,231	—	11,677,149	665,200	5,780	12,981,360
	2022	595,865	—	10,116,511	973,920	5,780	11,692,076
Willem Meintjes* Chief Financial Officer	2024	632,590	—	4,579,338	619,520	5,780	5,837,228
	2023	440,646	—	6,617,010	380,210	5,780	7,443,646
Chris Koopmans Chief Operations Officer	2024	576,346	—	9,757,811	555,750	5,780	10,895,687
	2023	528,154	—	9,063,831	575,020	5,780	10,172,785
	2022	465,038	—	1,942,390	745,830	5,780	3,159,039
Sandeep Bharathi* Chief Development Officer	2024	570,077	—	4,906,393	546,250	5,780	6,028,500
Mark Casper* Chief Legal Officer & Secretary	2024	492,692	—	2,943,844	450,000	5,780	3,892,316

*
Mr. Meintjes was not an executive officer in fiscal 2022. Messrs. Bharathi and Casper were not executive officers in fiscal 2022 or fiscal 2023.

(1)
The dollar value of the equity grants shown in this column represents the grant date fair value calculated on the basis of the fair market value of the underlying shares of common stock in accordance with FASB ASC Topic 718, with the dollar value of the performance-based RSUs based on target performance (i.e., the probable achievement level as of the grant date). The actual value that a named executive officer will realize on each time-based award and performance-based award will depend on the price per share of our shares of common stock at the time shares received in settlement of the awards are sold. There can be no assurance that the actual value realized by a named executive officer will be at or near the grant date fair value of the time-based or performance-based RSUs awarded.

In addition to the information in the Summary Compensation Table above, for performance-based RSUs, where the number ultimately issuable may vary, the following table shows the number of shares issuable and the grant date fair value at maximum performance.
	Number of Shares Issuable at Maximum Performance (#)	Estimated Future Payout at Maximum Performance ($)
Matthew J. Murphy	1,714,613	36,504,796
Raghib Hussain	539,062	12,063,354
Willem Meintjes	154,538	2,934,358
Chris Koopmans	352,320	7,603,691
Sandeep Bharathi	165,575	3,143,938
Mark Casper	99,345	1,886,363

(2)
The amounts shown in this column represent annual cash incentive awards earned by the named executive officers under the AIP. Further information regarding the fiscal 2024 awards is included in the section entitled “Executive Compensation Program for Fiscal 2024 — Annual Incentive Plan (AIP)” in the Compensation Discussion and Analysis section of this proxy statement.

(3)
The amounts shown in this column for fiscal 2024 include, for each named executive officer, the Company’s 401(k) plan matching contributions in the amount of  $5,000 and premiums for basic life insurance in the amount of  $780, in addition, the total includes amounts paid in connection with a supplemental executive health plan for Mr. Hussain.

Marvell Technology, Inc. 2024 Proxy Statement	40

Grants of Plan-Based Awards in Fiscal 2024 Table
The following table shows the plan-based equity and non-equity awards for fiscal 2024 for our named executive officers.
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			Stock Awards Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock Awards ($)(4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Matthew J. Murphy	—	0	2,300,000	4,600,000	—	—	—	—	—
	4/15/2023	—	—	—	—	—	—	132,459	5,287,366
	4/15/2023	—	—	—	0	309,071	772,678	—	14,671,600
	4/15/2023	—	—	—	0	784,943	941,935	—	21,833,196
Raghib Hussain	—	0	675,000	1,350,000	—	—	—	—	—
	4/15/2023	—	—	—	—	—	—	63,777	2,545,787
	4/15/2023	—	—	—	0	95,665	239,163	—	4,541,218
	5/15/2023	—	—	—	0	249,915	299,899	—	7,522,136
Willem Meintjes	—	0	640,000	1,280,000	—	—	—	—	—
	4/15/2023	—	—	—	—	—	—	41,210	1,644,980
	4/15/2023	—	—	—	0	61,815	154,538	—	2,934,358
Chris Koopmans	—	0	555,750	1,111,500	—	—	—	—	—
	4/15/2023	—	—	—	—	—	—	53,965	2,154,121
	4/15/2023	—	—	—	0	80,948	202,370	—	3,842,602
	5/15/2023	—	—	—	0	124,958	149,950	—	3,761,089
Sandeep Bharathi	—	0	546,250	1,092,500	—	—	—	—	—
	4/15/2023	—	—	—	—	—	—	44,153	1,762,455
	4/15/2023	—	—	—	0	66,230	165,575	—	3,143,938
Mark Casper	—	0	450,000	900,000	—	—	—	—	—
	4/15/2023	—	—	—	—	—	—	26,492	1,057,481
	4/15/2023	—	—	—	0	39,738	99,345	—	1,886,363

(1)
The amounts represent the threshold, target, and maximum dollar payouts under our AIP for fiscal 2024. There is no payout at threshold performance. Actual amounts earned are shown in the “Non-Equity Incentive Compensation” column of the preceding Summary Compensation Table of this proxy statement. Further information regarding this plan is included in the section entitled “Executive Compensation Program for Fiscal 2024 — Annual Incentive Plan (AIP)” in the Compensation Discussion and Analysis section of this proxy statement.

(2)
The fiscal 2024 TSR RSU awards are based on the achievement of performance objectives relating to the relative TSR of the Company’s shares of common stock as compared to the TSR of the companies on the S&P 500 Index over a three-year performance period measured. There will be a straight-line interpolation of the payout percentages for TSR between each of the payout levels (for example between minimum and target performance), rounded up to the nearest whole share. The payout is zero for performance achievement at negative 32.99% relative TSR. The initial payout based on TSR performance above will then be modified based on the percentile rank of Marvell’s non-GAAP adjusted EPS growth during the applicable measurement period relative to the members of a custom peer group. Non-GAAP adjusted EPS will be based on the values disclosed in Marvell’s (or peer company’s) quarterly earnings press release.

The Special Performance-Based Equity Grant includes 4 tiers of stock price targets ($60.00, $80.00, $100.00 and $120) and a Total Stockholder Return Adjustment (described below) to be attained within a five year performance period beginning on the date of grant upon the achievement of each price target tranche, 25% of the total shares granted are eligible to vest, with the full award only earned upon achievement of 200% stock price appreciation from the $40.00 stock price on the date of grant. Performance achievement of a price target tranche shall occur once the average closing trading price for the Company’s common stock over a period of 60 trading days equals or exceeds the applicable price target for that tranche. Following achievement of a price target, the number of earned RSUs applicable to that tranche are eligible for upwards or downwards adjustment based on the Company’s total stockholder return as compared to the total stockholder return of the companies included in (as of the grant date) the S&P 500 Index as measured from the grant date to that tranche’s applicable tranche achievement date. Once the number of achieved RSUs of a tranche have been determined and certified, those achieved RSUs will generally vest in accordance with the following schedule:
▪
50% of the achieved RSUs will vest on the later of  (i) the 3-year anniversary of the grant date or (ii) the 15th day of the month after the performance achievement date, subject to the executive remaining employed at the Company on such date; and

▪
The remaining 50% of achieved RSUs will vest on the 5-year anniversary of the grant date (i.e., the last day of the performance period), subject to the executive remaining employed at the Company on such date.

On August 14, 2023, the $60 price target was achieved. As a result, unless accelerated pursuant to change in control terms, the shares allocated to that price target tranche will vest 50% on the 3-year anniversary of the grant date (April 2026) and 50% on the 5-year anniversary of the grant date (April 2028).
Further information regarding the awards may be found in the section entitled “Executive Compensation Program for Fiscal 2024 — Equity Awards” in the Compensation Discussion and Analysis section of this proxy statement.
(3)
These RSUs vest in equal quarterly installments over three years following the grant date.

Marvell Technology, Inc. 2024 Proxy Statement	41

(4)
The dollar value of stock awards shown represents the grant date fair value calculated on the basis of the fair market value of the underlying shares of common stock on the grant date in accordance with FASB ASC Topic 718, with the dollar value of the performance-based RSUs based on target performance (i.e., the probable achievement level as of the grant date). The actual value that a named executive officer will realize on each stock award will depend on the price per share of our shares of common stock at the time shares underlying the stock awards are sold. There can be no assurance that the actual value realized by a named executive officer will be at or near the grant date fair value of the stock awarded.

Outstanding Equity Awards at Fiscal 2024 Year-End
Time-Based and Performance-Based Restricted Stock Units at Fiscal Year-End
		Stock Awards
Name	Number of RSUs That Have Not Vested (#)(1)	Market Value of RSUs That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned RSUs That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market Value of Unearned RSUs That Have Not Vested ($)(4)
Matthew Murphy	7,517(5)	507,623	—	—
	—	—	135,302(6)	9,136,944
	30,753(7)	2,076,750	—	—
	—	—	172,216(8)	11,629,746
	99,345(9)	6,708,768	—	—
	—	—	309,071(10)	20,871,565
	235,484(11)	15,902,235	588,707(12)	39,755,384
Raghib Hussain	3,306(5)	223,254	—	—
	—	—	48,483(6)	3,274,057
	15,855(7)	1,070,688	—	—
	—	—	57,078(8)	3,854,477
	—	—	77,073(13)	5,204,740
	47,833(9)	3,230,162	—	—
	95,665(10)	6,460,257
	74,975(14)	5,063,062	187,436(15)	12,657,553
Willem Meintjes	539(5)	36,399	—	—
	—	—	7,893(6)	533,014
	3,828(7)	258,505	—	—
	—	—	13,778(8)	930,428
	—	—	16,601(13)	1,121,066
	20,412(16)	1,378,422	—	—
	—	—	45,926(17)	3,101,383
	30,908(9)	2,087,217
	—	—	61,815(10)	4,174,367
Chris Koopmans	1,384(5)	93,462
	—	—	20,296(6)	1,370,589
	10,935(7)	738,441	—	—
	6,835(7)	461,568	—	—
	—	—	39,364(8)	2,658,251
	—	—	53,358(13)	3,603,266
	40,474(9)	2,733,209
	—	—	80,948(10)	8,438,414
	37,488(14)	2,531,565	93,718(15)	6,328,777

Marvell Technology, Inc. 2024 Proxy Statement	42

		Stock Awards
Name	Number of RSUs That Have Not Vested (#)(1)	Market Value of RSUs That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned RSUs That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market Value of Unearned RSUs That Have Not Vested ($)(4)
Sandeep Bharathi	1,384(5)	93,462	—	—
	—	—	20,296(6)	1,370,589
	10,935(7)	738,441	—	—
	3,418(7)	230,818	—	—
	—	—	39,364(8)	2,658,251
	—	—	53,358(13)	3,603,266
	33,115(9)	2,236,256	—	—
	—	—	66,230(10)	4,472,512
Mark Casper	19,885(18)	1,342,834	—	—
	6,015(7)	406,193	—	—
	—	—	21,650(8)	1,462,025
	10,635(19)	718,182	—	—
	1,467(19)	99,067	—	—
	—	—	29,644(13)	2,001,859
	19,869(9)	1,341,754	—	—
	—	—	39,738(10)	2,683,507
Options at Fiscal Year-End
	Option Awards
Name	Number of Securities Underlying Unexercised Options: Exercisable	Number of Securities Underlying Unexercised Options: Unexercisable	Options: Excise Price	Option Expiration Date
Raghib Hussain	116,024	—	$16.32	2/11/2027

(1)
In addition to time-based RSUs, this column also includes performance-based awards granted under our equity incentive plan for which the relevant performance condition has been satisfied but remain subject to continued time-based vesting.

(2)
The price per share of our shares of common stock on the last trading day of fiscal 2024 was $67.53 as reported on the Nasdaq Global Select Market on February 2, 2024. The market value of the unvested RSUs is equal to the applicable number of RSUs multiplied by $67.53.

(3)
Performance-based awards granted under our equity incentive plan are reported in this column at target for awards with expected payouts above threshold but below target. Awards with expected payouts above target payout are reported at maximum payout.

(4)
The market value of the awards is based on the target payout using the closing price of our common stock as of February 2, 2024, which was $67.53.

(5)
These RSUs granted on April 15, 2020 will vest in full on April 15, 2024.

(6)
The fiscal 2022 TSR RSUs are based on the achievement of performance objectives relating to the relative TSR of the Company’s shares of common stock as compared to the TSR of the companies on the S&P 500 Index over the performance period measured from April 15, 2021 to April 5, 2024. There will be a straight-line interpolation of the payout percentages for TSR between each of the payout levels (for example between minimum and target performance), rounded up to the nearest whole share. For performance achievement at negative 32.99% relative TSR the rounded payout is one share. The shares vested on April 15, 2024.

(7)
These RSUs granted on April 15, 2022 will vest in 5 remaining equal quarterly instalments from April 15, 2024 through April 15, 2025.

(8)
The fiscal 2023 TSR RSUs are based on the achievement of performance objectives relating to the relative TSR of the Company’s shares of common stock as compared to the TSR of the companies on the S&P 500 Index over the performance period measured from April 15, 2022 to April 5, 2025. There will be a straight-line interpolation of the payout percentages for TSR between each of the payout levels (for example between minimum and target performance), rounded up to the nearest whole share. For performance achievement at negative 32.99% relative TSR the rounded payout is one share. The initial payout based on TSR performance above will then be modified based on the percentile rank of Marvell’s non-GAAP adjusted EPS growth from fiscal 2022 to fiscal 2024 relative to the members of a custom peer group (20 companies). Non-GAAP adjusted EPS will be based on the values disclosed in Marvell’s (or peer company’s) quarterly earnings press release. The starting point for measuring EPS growth will be the 4 quarters ended on or prior to Marvell’s FYE 2022, and the ending point will be the 4 quarters ended on or prior to Marvell’s FYE 2024. If the performance target is met, the earned shares will vest on April 15, 2025.

(9)
These RSUs granted on April 15, 2023 will vest in 9 remaining equal quarterly instalments from April 15, 2024 through April 15, 2026.

(10)
The fiscal 2024 TSR RSUs are based on the achievement of performance objectives relating to the relative TSR of the Company’s shares of common stock as compared to the TSR of the companies on the S&P 500 Index over the performance period measured from April 15, 2023 to April 5, 2026. There will be a straight-line interpolation of the payout percentages for TSR between each payout levels (for example between minimum and target performance), rounded up to the nearest whole share. For performance achievement at negative 32.99% relative

Marvell Technology, Inc. 2024 Proxy Statement	43

TSR the rounded payout is one share. The initial payout based on TSR performance above will then be modified based on the percentile rank of Marvell’s non-GAAP adjusted EPS growth from fiscal 2023 to fiscal 2025 relative to the members of a custom peer group (20 companies). Non-GAAP adjusted EPS will be based on the values disclosed in Marvell’s (or peer company’s) quarterly earnings press release. The starting point for measuring EPS growth will be the 4 quarters ended on or prior to Marvell’s FYE 2023, and the ending point will be the 4 quarters ended on or prior to Marvell’s FYE 2025. If the performance target is met, the earned shares will vest on April 15, 2026.
(11)
These shares of the Fiscal Year 2024 Special Performance-Based Equity Grant have met the first hurdle and will vest evenly on April 15, 2026 and April 15, 2028.

(12)
The Fiscal Year 2024 Special Performance-Based Equity award has a five-year performance period starting on April 15, 2023. These shares have 3 tiers of price targets remaining ($80, $100, $120) and a Total Stockholder Return Adjustment (described below). 33.3% of the outstanding shares will be eligible to vest upon the achievement of each price target tranche. Performance achievement of a price target tranche shall occur once the average closing trading price for the Company’s common stock over a period of 60 trading days equals or exceeds the applicable price target for that tranche.

Tranche	Price Target	% of Outstanding
2	$80	33.3%
3	$100	33.3%
4	$120	33.3%
If performance achievement of a price target tranche has been achieved, the number of earned RSUs applicable to that price target tranche will be adjusted (higher, no adjustment, or lower) based on the Company’s Total Stockholder Return as compared to the total stockholder return of the companies included in (as of the grant date) the S&P 500 Index as measured from the grant date to that tranche’s applicable tranche achievement date as shown in the below table.
Performance Level	Versus the S&P 500 Index	Adjustment
Maximum	90th Percentile or higher	+20%
Target	25th Percentile to 89th Percentile	No Adjustment
Minimum	Less than 25th Percentile	-20%
Once the number of achieved RSUs of a tranche have been determined and certified, those achieved RSUs will generally vest in accordance with the following schedule:
▪
50% of the achieved RSUs will vest on the later of  (i) the 3-year anniversary of the grant date or (ii) the 15th day of the month after the performance achievement date, subject to the executive remaining employed at the Company on such date; and

▪
The remaining 50% of achieved RSUs will vest on the 5-year anniversary of the grant date (i.e., the last day of the performance period), subject to the executive remaining employed at the Company on such date.

(13)
The Second fiscal 2023 TSR RSUs are based on the achievement of performance objectives relating to the relative TSR of the Company’s shares of common stock as compared to the TSR of the companies on the S&P 500 Index over the performance period measured from December 15, 2022 to December 5, 2025. There will be a straight-line interpolation of the payout percentages for TSR between each of the payout levels (for example between minimum and target performance), rounded up to the nearest whole share. For performance achievement at negative 32.99% relative TSR the rounded payout is one share. The initial payout based on TSR performance above will then be modified based on the percentile rank of Marvell’s non-GAAP adjusted EPS growth from fiscal 2023 Q3 to fiscal 2025 Q3 relative to the members of a custom peer group (20 companies). Non-GAAP adjusted EPS will be based on the values disclosed in Marvell’s (or peer company’s) quarterly earnings press release. The starting point for measuring EPS growth will be the 4 quarters ended on or prior to Marvell’s fiscal 2023 Q3, and the ending point will be the 4 quarters ended on or prior to Marvell’s FYE 2024. If the performance target is met, the earned shares will vest on December 15, 2025.

(14)
These shares of the Fiscal Year 2024 Special Performance-Based Equity Grant have met the first hurdle and will vest evenly on May 15, 2026 and May 15, 2028.

(15)
The Fiscal Year 2024 Special Performance-Based Equity award has a five-year performance period starting on May 15, 2023. These shares have 3 tiers of price targets remaining ($80, $100, $120) and a Total Stockholder Return Adjustment (described below). 33.3% of the outstanding shares will be eligible to vest upon the achievement of each price target tranche. Performance achievement of a price target tranche shall occur once the average closing trading price for the Company’s common stock over a period of 60 trading days equals or exceeds the applicable price target for that tranche.

Tranche	Price Target	% of Outstanding
2	$80	33.3%
3	$100	33.3%
4	$120	33.3%
If performance achievement of a price target tranche has been achieved, the number of earned RSUs applicable to that price target tranche will be adjusted (higher, no adjustment, or lower) based on the Company’s Total Stockholder Return as compared to the total stockholder return of the companies included in (as of the grant date) the S&P 500 Index as measured from the grant date to that tranche’s applicable tranche achievement date as shown in the below table.
Performance Level	Versus the S&P 500 Index	Adjustment
Maximum	90th Percentile or higher	+20%
Target	25th Percentile to 89th Percentile	No Adjustment
Minimum	Less than 25th Percentile	-20%
Once the number of achieved RSUs of a tranche have been determined and certified, those achieved RSUs will generally vest in accordance with the following schedule:
▪
50% of the achieved RSUs will vest on the later of  (i) the 3-year anniversary of the grant date or (ii) the 15th day of the month after the performance achievement date, subject to the executive remaining employed at the Company on such date; and

▪
The remaining 50% of achieved RSUs will vest on the 5-year anniversary of the grant date (i.e., the last day of the performance period), subject to the executive remaining employed at the Company on such date.

(16)
These RSUs granted on January 15, 2023 will vest in 8 remaining equal quarterly instalments from April 15, 2024 through January 15, 2026.

(17)
The fiscal 2023 TSR RSUs are based on the achievement of performance objectives relating to the relative TSR of the Company’s shares of common stock as compared to the TSR of the companies on the S&P 500 Index over the performance period measured from December 15, 2022 to December 5, 2025. There will be a straight-line interpolation of the

Marvell Technology, Inc. 2024 Proxy Statement	44

payout percentages for TSR between each of the payout levels (for example between minimum and target performance), rounded up to the nearest whole share. For performance achievement at negative 32.99% relative TSR the rounded payout is one share. The initial payout based on TSR performance above will then be modified based on the percentile rank of Marvell’s non-GAAP adjusted EPS growth from fiscal 2023 Q3 to fiscal 2025 Q3 relative to the members of a custom peer group (20 companies). Non-GAAP adjusted EPS will be based on the values disclosed in Marvell’s (or peer company’s) quarterly earnings press release. The starting point for measuring EPS growth will be the 4 quarters ended on or prior to Marvell’s fiscal 2023 Q3, and the ending point will be the 4 quarters ended on or prior to Marvell’s FYE 2024. If the performance target is met, the earned shares will vest on January 15, 2026.
(18)
These RSUs granted on November 15, 2021 will vest in 8 remaining equal quarterly instalments from February 15, 2024 through November 15, 2025.

(19)
These RSUs granted on October 15, 2022 will vest in 7 remaining equal quarterly instalments from April 15, 2024 through October 15, 2025.

Stock Vested in Fiscal 2024
	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Matthew J. Murphy	540,071	23,263,516
Raghib Hussain	215,810	9,412,846
Willem Meintjes	54,714	2,648,156
Chris Koopmans	91,230	4,250,034
Sandeep Bharathi	86,706	3,976,394
Mark Casper	31,033	1,702,492

(1)
Value realized on vesting equals the number of vested shares multiplied by the stock price of the Company’s shares on the vesting date.

Options Exercised in Fiscal 2024
	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)
Raghib Hussain	72,976	2,221,623

(1)
Value realized at exercise equals the number of exercised shares multiplied by the difference between the option exercise price and the stock price.

Pension Benefits and Nonqualified Deferred Compensation
None of our named executive officers received any pension benefits during fiscal 2024.
None of our named executive officers contributed to or received earnings from a nonqualified deferred compensation plan during fiscal 2024.
Chief Executive Officer Pay Ratio
Pursuant to Item 402(u) of Regulation S-K, we are required to disclose the ratio of the annual total compensation of our principal executive officer to the annual total compensation of our median employee. During fiscal 2024, the principal executive officer of the Company was our Chairman, President and Chief Executive Officer, Matthew J. Murphy. For fiscal 2024, Mr. Murphy’s annual total compensation, as disclosed in the Summary Compensation Table, was $45,163,040 and our median employee’s annual total compensation was $184,313, resulting in a pay ratio of approximately 245 to 1. For fiscal 2024, Mr. Murphy’s annual total compensation, excluding the Special Performance-Based Equity Grant, was $23,329,844 and our median employee’s annual total compensation was $184,313, resulting in a pay ratio of approximately 127 to 1.
In accordance with Item 402(u) of Regulation S-K we identified the median employee as of December 30, 2023 by (i) aggregating for each applicable employee (A) annual base salary for salaried employees (or hourly rate multiplied by the estimated annual work schedule, for hourly employees), (B) the target incentive compensation, and (C) the estimated grant date fair value for employee equity awards granted in the fiscal year and ranking this compensation measure for our employees from lowest to highest. Amounts paid in foreign currencies were converted into U.S. Dollars using the average annual exchange rate as of the determination date, and we annualized the compensation of permanent employees that worked for less than the full year. This calculation was performed for all employees of the Company as of December 30, 2023, excluding Mr. Murphy.
The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Therefore, the pay ratio reported

Marvell Technology, Inc. 2024 Proxy Statement	45

by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.
Employment Contracts, Severance Agreements and Change-in-Control Arrangements
During fiscal 2024, we had the following agreements with our named executive officers:
Matthew J. Murphy. As part of the offer letter that the Company entered into in connection with the recruitment of Mr. Murphy as President and Chief Executive Officer in 2016, the Company entered into a Severance Agreement with Mr. Murphy that provides for certain severance benefits should he be terminated in the future. Following the Company’s annual review of executive severance agreements, during fiscal year 2024, the parties extended the agreement’s duration until April 15, 2028. The terms of the amended Severance Agreement are summarized below.
If Mr. Murphy’s employment is terminated by the Company for other than “Cause” or if he resigns for “Good Reason” (both as defined in the Severance Agreement), provided he executes and does not revoke a release of claims in a form provided by the Company, he will receive: (a) a lump sum separation payment equal to the sum of two times his then annual base salary, (b) 100% of his target cash incentive, (c) reimbursement for 12 months of medical insurance premiums, and (d) acceleration of certain equity grants as described below. For each “Equity Award” (as defined in the Severance Agreement): Notwithstanding anything to the contrary in any plan, agreement, or arrangement governing an Equity Award, (a) for each Equity Award subject only to time-based vesting, the vesting will be accelerated as if he had remained employed through the date 18 months following the termination of employment date, (b) for each Equity Award subject to performance-based vesting to the extent performance measurement has been completed and shares based on that performance will vest thereafter solely based on time, the vesting will be accelerated as if he had remained employed through the date 18 months following the termination of employment date, (c) for each Equity Award subject to performance-based vesting to the extent the performance measurement has not been completed, then the vesting of shares subject to each Equity Award will be accelerated by multiplying the number of shares at Target by the Pro Rata Acceleration Fraction (as defined below), and (d) for each Equity Award subject to performance-based vesting to the extent one but not all of the performance measurement components have been completed (for example, the Earnings Per Share performance multiplier component in the April 2022 annual focal grants has been completed but the Total Shareholder Return performance component has not been completed), then the vesting of shares subject to each such Equity Award will be accelerated by (i) multiplying the number of shares at Target by the Pro Rata Acceleration Fraction (as defined below) the result of which is then multiplied by the completed performance measurement. The Pro Rata Acceleration Fraction means the fraction in which the numerator is the number of days elapsed starting on the date of grant of the Equity Award until termination of employment in accordance with the Severance Agreement divided by the total number of days in the performance measurement period (provided, however, in the event there are 2 performance measurement periods for a particular Equity Award, then the longest period is used for purposes of the Pro Rata Acceleration Fraction). For purposes of this Agreement “Equity Award” means any equity awards covering shares of the Company’s common stock, including stock options, restricted stock, restricted stock units, stock appreciation rights, performance units, performance shares and/or any other equity-based awards. The amended Severance Agreement shall terminate upon the later of (i) April 15, 2028, or (ii) if Mr. Murphy is terminated involuntarily by the Company without Cause prior to April 15, 2028, the date that all of the obligations of the parties hereto with respect to this agreement have been satisfied.
Mr. Murphy is also a Tier 1 participant in the Company’s CIC Plan, which provides the following benefits upon an “Involuntary Termination” within the time period beginning on the date that the Company enters into a definitive agreement whose consummation would result in a Change in Control and ending on the date that is 24 months following the Change in Control: (i) lump sum payment equal to 24 months of annual base salary, (ii) 200% of annual target cash incentive for the fiscal year in which an involuntary termination occurs, (iii) annual target cash incentive for the fiscal year in which an involuntary termination occurs pro-rated for the number of full months employed during the fiscal year, (iv) acceleration of 100% of outstanding and unvested equity awards (with performance-based equity awards subject to adjustment as set forth in the CIC Plan), and (v) reimbursement of 24 months of continued health coverage. If the provisions of the Company’s CIC Plan are triggered in connection with termination of his employment and he receives the severance benefits provided therein, he will not be eligible for the severance payments under the severance agreement.
For purposes of the Company’s CIC Plan, an “Involuntary Termination” means a termination by a participant for “Good Reason” (as defined in the CIC Plan), or a termination of the participant’s employment by the Company for reason other than “Cause”, death or “Disability” (each, as defined in the CIC Plan).
Raghib Hussain, Willem Meintjes, Chris Koopmans, Sandeep Bharathi, and Mark Casper. Messrs. Hussain, Meintjes, Koopmans, Bharathi, and Casper are Tier 2 participants in the Company’s CIC Plan, which provides the following benefits upon an “Involuntary Termination” within the time period beginning on the date that the Company enters into a definitive agreement whose consummation would result in a Change in Control and ending on the date that is 24 months following the Change in Control: (i) lump sum payment equal to 18 months of annual base salary, (ii) 150% of annual target cash incentive for the fiscal year in which an involuntary termination occurs, (iii) annual target cash incentive for the fiscal year in which an involuntary termination occurs pro-rated for the number of full months employed during the fiscal year, (iv) acceleration of 100% of outstanding and unvested equity awards (with performance-based equity awards subject to adjustment as set forth in the CIC Plan), and (v) reimbursement of 18 months of continued health coverage.
Indemnification Arrangements
We have agreed to indemnify certain current and former directors, officers and employees of us and our subsidiary Marvell Semiconductor, Inc. for reasonable costs and expenses incurred by such individuals in connection with certain civil actions and governmental investigations relating to our past stock option granting practices. Our agreement to pay reasonable fees and costs is subject to each individual’s agreement to reimburse us in the event that it is subsequently determined that the individual is not entitled to indemnification under the Bylaws or applicable law.
We have also entered into a standard form of indemnification agreement with each of our named executive officers and directors.

Marvell Technology, Inc. 2024 Proxy Statement	46

Potential Payments on Termination or Change in Control
The following table shows the potential payments upon termination of employment or a change in control for the named executive officers. The terms of the CIC Plan applicable to each executive and the terms of any severance agreements, if any, are set forth above in the section entitled “Employment Contracts, Severance Agreements and Change-in-Control Arrangements.” The table assumes that (i) the triggering event took place on February 3, 2024, the last business day of fiscal 2024; (ii) the value of RSU acceleration is computed by multiplying the market price of our common stock on the last trading day of fiscal 2024, which was February 2, 2024 ($67.53), by the number of unvested restricted stock units that are subject to acceleration; and (iii) the pro-rata cash incentive was earned at target for each individual. Amounts actually received if any of our named executive officers cease to be employed will vary based on factors such as the timing during the year of any such event, the Company’s stock price, the named executive officer’s age, performance under the terms of applicable performance-based awards, and any changes to our benefit arrangements and policies.
Named Executive Officer	Involuntary Termination Other than for “Cause” or Voluntary Termination for “Good Reason” with No Change in Control ($)(1)	Involuntary Termination In connection with Change in Control or Voluntary Termination for “Good Reason” following Change in Control ($)
Matthew J. Murphy
Cash Severance	2,300,000	2,300,000
Cash incentive	2,300,000	4,600,000
Pro-Rata Cash incentive	—	2,300,000
Intrinsic Value of Equity Acceleration	34,783,893	44,862,466(2)
Health and Welfare Benefits	32,152	64,304
Total	39,416,045	54,126,770
Raghib Hussain	—
Cash Severance	—	1,012,500
Cash incentive	—	1,012,500
Pro-Rata Cash incentive	—	675,000
Intrinsic Value of Equity Acceleration	—	18,040,207(2)
Health and Welfare Benefits	—	48,425
Total	—	20,788,632
Willem Meintjes
Cash Severance	—	960,000
Cash incentive	—	960,000
Pro-Rata Cash incentive	—	640,000
Intrinsic Value of Equity Acceleration	—	7,795,147(2)
Health and Welfare Benefits	—	39,732
Total	—	10,394,879
Chris Koopmans	—
Cash Severance	—	877,500
Cash incentive	—	833,625
Pro-Rata Cash incentive	—	555,750
Intrinsic Value of Equity Acceleration	—	12,021,410(2)
Health and Welfare Benefits	—	48,440
Total	—	14,336,725
Sandeep Bharathi	—
Cash Severance	—	862,500
Cash incentive	—	819,375
Pro-Rata Cash incentive	—	546,250
Intrinsic Value of Equity Acceleration	—	8,313,725(2)
Health and Welfare Benefits	—	5,077
Total	—	10,546,927
Mark Casper	—
Cash Severance	—	750,000
Cash incentive	—	675,000
Pro-Rata Cash incentive	—	450,000

Marvell Technology, Inc. 2024 Proxy Statement	47

Named Executive Officer	Involuntary Termination Other than for “Cause” or Voluntary Termination for “Good Reason” with No Change in Control ($)(1)	Involuntary Termination In connection with Change in Control or Voluntary Termination for “Good Reason” following Change in Control ($)
Intrinsic Value of Equity Acceleration	—	6,071,241(2)
Health and Welfare Benefits	—	8,073
Total	—	7,954,314

(1)
If the termination is in connection with a Change in Control, the terms of the CIC Plan apply, and no payments are due under any of the severance agreements described above.

(2)
The following assumptions were made in connection with the stock payouts: The performance grants were calculated at the tracking % as of 02/02/2024: fiscal 2022 TSR at 93.3%, fiscal 2023 TSR granted on April 15, 2023 at 24.7%, fiscal 2023 TSR granted on December 15, 2022 and January 15, 2023 at 121.8% and the fiscal 2024 TSR at 168.2%.

Termination Due to Death or Disability.
Each executive’s estate or designated beneficiary would be eligible to receive a life insurance payment upon death. This life insurance benefit is provided to all salaried employees at the rate of two-and-a-half times annual base salary (rounded to the higher multiple of $1,000) or $1,000,000, whichever is less.
In addition, pursuant to the Equity Award Death and Disability Acceleration Policy adopted in February 2018 and applicable to all persons who hold equity under the 1995 Stock Option Plan, upon the death or “disability” (disability shall mean that the holder of the equity award (i) has been unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months or (ii) is determined to be totally disabled by the Social Security Administration) of the holder of an equity award, the vesting of the equity award will be accelerated as follows:
▪
for any equity award subject only to time-based vesting, 100% of the shares subject to the equity award;

▪
for any equity award subject to performance-based vesting where the performance period has been completed, 100% of the shares subject to the portion of the equity award that has become eligible to vest based on actual performance for the performance period; and

▪
for any equity award subject to performance-based vesting where the performance period has not been completed, 100% of the shares subject to the portion of the equity award that would become eligible to vest based on performance at 100% of target levels for the performance period.

Named Executive Officer	Potential Payments Upon Termination as a Result of Death or Permanent Disability ($)(1)
Matthew J. Murphy	66,833,631
Raghib Hussain	28,380,698
Willem Meintjes	13,620,801
Chris Koopmans	19,656,767
Sandeep Bharathi	15,403,593
Mark Casper	10,055,420

(1)
Excludes life insurance payment which is provided to all salaried employees.

Marvell Technology, Inc. 2024 Proxy Statement	48

Pay Versus Performance Disclosure
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of our Company, illustrating pay versus performance, or PVP.
					Value of Initial Fixed $100 Investment Based On:
Fiscal Year	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO	Average Summary Compensation Table Total for non-PEO NEOs	Average Compensation Actually Paid to non-PEO NEOs	Total Shareholder Return	Peer Group Total Shareholder Return	Net Income ($M)	Marvell TSR Relative to S&P 500 TSR
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2024	$45,163,040	$119,693,800	$8,524,389	$22,930,328	$286.8	$256.1	$(933.4)	29.5%
2023	$22,442,578	$(7,825,315)	$10,060,637	$1,326,725	$187.0	$171.7	$(163.5)	-26.3%
2022	$15,510,223	$57,345,982	$5,938,147	$16,708,351	$278.9	$189.8	$(421.0)	8.4%
2021	$14,615,795	$88,303,946	$4,064,191	$23,663,552	$215.5	$164.0	$(277.3)	98.3%
In the above table, Mr. Murphy is the PEO for fiscal years 2021-2024. The non-PEO named executive officers reflect the following individuals in each year:
2021:
Raghib Hussain, Jean Hu, Mitchell Gaynor, and Dan Christman.

2022:
Raghib Hussain, Jean Hu, Mitchell Gaynor, and Dan Christman.

2023:
Raghib Hussain, Willem Meintjes and Jean Hu (each serving as CFO for part of the fiscal year), Chris Koopmans and Dan Christman.

2024:
Raghib Hussain, Willem Meintjes, Chris Koopmans, Sandeep Bharathi, and Mark Casper.

The peer group used in column (g) above is the PHLX Semiconductor Index.
The dollar amounts reported in column (h) above represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.
Compensation Actually Paid (CAP) illustrated in the table above is calculated by making the adjustments from the Summary Compensation Table (SCT) totals as set forth in the tables immediately below. Equity values are calculated in accordance with FASB ASC Topic 718.
	FY 2024
Adjustments to Reported Summary Compensation Table Total for CEO and Non-CEO Named Executive Officers	CEO	Non-CEO Named Executive Officers (Average)
Summary Compensation Table Total	$45,163,040	$8,524,389
Less, value of “Stock Awards” and “Option Awards” reported in Summary Compensation Table	$(41,792,162)	$(7,359,305)
Plus, year-end fair value of outstanding and unvested equity awards granted in the year	$103,835,781	$16,840,709
Plus, fair value as of the vesting date of equity awards granted and vested in the year	$2,006,157	$695,472
Plus (less), year over year change in fair value of outstanding and unvested equity awards granted in prior years	$9,889,781	$4,013,014
Plus (less), year over year change in fair value of equity awards granted in prior years that vested in the year	$591,205	$216,050
Less, prior year-end fair value for any equity awards that forfeited in the year	$0	$0
Compensation Actually Paid	$119,693,800	$22,930,328
Given a significant amount of the values for Compensation Actually Paid to our PEO and the Other NEOs are based on our stock price as of a particular date in time, and specifically under the SEC rules, required to be the last day of the listed fiscal year, it is important to note that the values could have been dramatically different if other dates were chosen. Accordingly, the values in the columns for Compensation Actually Paid to our PEO and the Other NEOs could have been significantly less if other dates were chosen or if our stock price happened to be lower on the last day of the listed fiscal year.

Marvell Technology, Inc. 2024 Proxy Statement	49

The following table lists the financial performance measures that we believe represent the most important financial performance measures we used to link compensation actually paid to our named executive officers to our performance:
Most Important Performance Measures
Relative Total Shareholder Return (TSR)
Revenue
Earnings per Share (EPS)
Non-GAAP Gross Margin
Non-GAAP Operating Income Margin
Stock Price
The charts below show the relationship between the PEO and other NEOs’ CAP to Net Income, Marvell TSR Relative to S&P 500TSR (company selected measure in column (i) above), and the PHLX Semiconductor Index and S&P 500 Index.

Marvell Technology, Inc. 2024 Proxy Statement	50

*Relative TSR is equal to Marvell TSR over each 1-year period less the TSR of the S&P 500 Index

Marvell Technology, Inc. 2024 Proxy Statement	51

CERTAIN RELATIONSHIPS
AND RELATED PARTY TRANSACTIONS
The Audit Committee is responsible for the review, approval, or ratification of “related-person transactions” between us or our subsidiaries and related persons. The Audit Committee will consider relevant facts and circumstances in determining whether or not to approve or ratify such a transaction and will approve or ratify only those transactions that are, in its judgment, appropriate or desirable under the circumstances. Under SEC rules and our written policy, a “related person” is a director, officer, nominee for director, or 5% stockholder at any time since the beginning of the last fiscal year and their immediate family members. We have adopted written policies and procedures that apply to any transaction or series of related transactions in which the Company or a subsidiary is a participant and a related person has a direct or indirect interest. Pursuant to our policy, the following transactions are subject to standing pre-approval under the policy:
▪
Compensation. Any compensation (or benefit under an employee benefit plan) paid by the Company to an employee except where one employee is approving the compensation of another employee who is an immediate family member.

▪
Director compensation. Any compensation paid to a director if the compensation has been approved by the Board or a Committee of the Board.

▪
Certain transactions with other companies. Any transaction with another company at which a related person’s only relationship is as an employee (other than an executive officer), director or beneficial owner of less than 10% of that company’s shares, or any combination of the foregoing, if the aggregate amount involved does not exceed the greater of $200,000 or 5% of that company’s total annual revenues. In such transactions, the Related Person’s interest is deemed not to be a direct or indirect material interest.

▪
Certain Company charitable contributions. Any charitable contribution, grant or endowment by the Company or, if applicable, the Company’s charitable foundation, charitable trust or similar affiliated charitable entity as may exist from time to time to a charitable organization, foundation or university at which a related person’s only relationship is as an employee (other than an executive officer), if the aggregate amount involved does not exceed the lesser of $200,000 or 5% of the charitable organization’s total annual receipts.

▪
Transactions where all stockholders receive proportional benefits. Any transaction where the related person’s interest arises solely from the ownership of a class of our equity securities and all holders of that class of our equity securities received the same benefit on a pro rata basis (e.g., dividends).

▪
Transactions involving another public company with a common institutional stockholder. Any transaction with (i) another publicly traded company where the related person’s interest arises solely from beneficial ownership of more than 5% of the Company’s common stock and ownership of a non-controlling interest in the other publicly traded company or (ii) a private company where the related person is an “institutional investor” as defined in FINRA Rule 2210(a)(4) and the related person’s interest arises solely from beneficial ownership of more than 5% of the Company’s common stock and ownership of a non-controlling interest in the other company.

Related Party Transactions. In October 2020, the Company hired the step-son of Richard S. Hill as an application engineer. Mr. Hill served as the Chairman of the Board until June 26, 2023. Mr. Hill’s step-son works for a subsidiary of the Company and his annual compensation in fiscal 2024 was approximately $195,000 including salary, cash incentive and the grant date value of his restricted stock unit grants, which is comparable to the total compensation of other employees in similar roles in the same location.

Marvell Technology, Inc. 2024 Proxy Statement	52

ADDITIONAL INFORMATION
Future Stockholder Proposals and Nominations for the 2025 Annual Meeting
Under Rule 14a-8 of the Exchange Act, for a stockholder proposal to be considered for inclusion in the proxy statement for the 2025 Annual Meeting, we must have received the written proposal by such stockholder at the mailing address of our business offices set forth below, no later than the close of business (6:00 p.m. Pacific Time) on January 8, 2025. Such proposals must comply with the other provisions of Rule 14a-8 and additional applicable SEC rules regarding the inclusion of stockholder proposals in company-sponsored proxy materials.
If you desire to bring a matter before an Annual Meeting and the proposal is submitted outside the process of Rule 14a-8, you may use the procedures set forth in the Bylaws to make a stockholder proposal, including director nominations, not intended to be included in our proxy statement under Rule 14a-8 so long as such proposal complies with the Bylaws. In accordance with our Bylaws, stockholder nominations and proposals may be voted on at an Annual Meeting only if such nominations and proposals are made pursuant to written notice timely given to our Secretary and accompanied by certain information. To be timely, a stockholder’s written notice must be received by us not less than 90 nor more than 120 days prior to the one-year anniversary of the date for our 2024 Annual Meeting. To comply with the Bylaws, a stockholder must provide appropriate notice to us no earlier than February 20, 2025 and no later than the close of business (6:00 p.m. Pacific Time) on March 24, 2025. The notice must contain the name and business background of any person being nominated by such stockholder as a director and all material information on any proposal, statement or resolution to be put to the meeting and details of the stockholder submitting the proposal, statement or resolution, as well as other information that may be specified by our Board and the Bylaws as then in effect. Our Board will review proposals from eligible stockholders which it receives by that date and will determine whether any such proposal has been received in accordance with the Bylaws and whether any such proposal will be acted upon at the Annual Meeting. In addition to satisfying the deadlines in the advance notice provisions of our bylaws, a stockholder who intends to solicit proxies in support of nominees submitted under these advance notice provisions for the 2025 Annual Meeting must provide the notice required under Rule 14a-19 to our Secretary no later than April 21, 2025.
Our Bylaws contain a proxy access provision, which allows a stockholder or group of up to 20 stockholders owning in aggregate three percent or more of our outstanding shares continuously for at least three years to nominate and include in our proxy materials director nominees constituting up to 20% of the number of directors in office (rounded down) or two nominees, whichever is greater, provided the stockholder(s) and nominee(s) satisfy the requirements in the Bylaws. If a stockholder or group of stockholders wishes to nominate one or more director candidates to be included in the Company’s proxy statement for the 2025 Annual Meeting pursuant to these proxy access provisions in Section 2.11 of our Bylaws, we must receive proper written notice of any such nomination no earlier than the close of business on January 8, 2025 (120 days from the anniversary of the date the proxy was first released to stockholders in connection with the 2024 Annual Meeting) and no later than the close of business on February 7, 2025 (90 days from the anniversary of the date the proxy was first released to stockholders in connection with the 2024 Annual Meeting). In each case, the notice must include information specified in our Bylaws, including information concerning the nominee or proposal, as the case may be, and information about the stockholder’s ownership of and agreements related to our shares.
If, however, the 2025 Annual Meeting is not within 30 days before or after the anniversary of this year’s Annual Meeting, we must receive such notice under both our advance notice and proxy access Bylaws not more than 120 days prior to such meeting and not less than 90 days prior to such meeting or 10 days following the public announcement of the meeting date.
We will not entertain any proposals or nominations at the 2025 Annual Meeting that do not meet the requirements set forth in Rule 14a-8 or our Bylaws, as applicable. We encourage stockholders to seek advice from knowledgeable counsel before submitting a proposal or a nomination. All stockholder proposals or nominations pursuant to this section may be sent to our Chief Legal Officer and Secretary, Marvell Semiconductor, Inc., 5488 Marvell Lane, Santa Clara, California 95054.
Householding — Stockholders Sharing the Same Last Name and Address
The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our annual report and proxy materials, including the Notice of Internet Availability of Proxy Materials (the “Notice”), unless the affected stockholder has provided contrary instructions. This procedure reduces printing costs and postage fees and also helps protect the environment.
We expect that a number of brokers with account holders who are our stockholders will be “householding” our annual report and proxy materials, including the Notice. A single Notice and, if applicable, a single set of annual report and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting Broadridge Financial Solutions, either by calling 866-540-7095, or by writing to Broadridge Financial Solutions, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717.
Upon written or oral request, we will promptly deliver a separate copy of the Notice and, if applicable, annual report and other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice and, if applicable, annual report and other proxy materials, you may write or call our Investor Relations department at 5488 Marvell Lane, Santa Clara, California, 95054, telephone number (408) 222-3274.
Any stockholders who share the same address and currently receive multiple copies of our Notice or annual report and other proxy materials who wish to receive only one copy in the future can contact their bank, broker or other holder of record to request information about householding.

Marvell Technology, Inc. 2024 Proxy Statement	53

OTHER MATTERS
At the time of preparation of this proxy statement, we are not aware of any other matters to be brought before the Annual Meeting. No eligible stockholder had submitted notice of any proposal before the release of this proxy statement. However, if any other matters are properly presented for action, in the absence of instructions to the contrary, it is the intention of the persons named in the enclosed form of proxy to vote, or refrain from voting, in accordance with their respective best judgment on such matters.

Marvell Technology, Inc. 2024 Proxy Statement	54

QUESTIONS AND ANSWERS
ABOUT OUR ANNUAL MEETING
Q:
Why am I receiving these proxy materials?

A:
We have made these materials available to you on the Internet or, upon your request, have delivered printed versions of these materials to you by mail, in connection with our solicitation of proxies for use at the Annual Meeting to be held at 12:00 p.m. Pacific Time on Thursday, June 20, 2024. These materials were first sent or given to stockholders on or about May 8, 2024. You are invited to attend the Annual Meeting virtually and are asked to vote on the proposals described in this proxy statement.

Q:
What is included in these proxy materials?

A:
These proxy materials include:

▪
The notice of the Annual Meeting,

▪
Our proxy statement for the Annual Meeting, and

▪
Our Annual Report for the fiscal year ended February 3, 2024.

If you requested printed versions of these materials by mail, these materials also include the proxy card or voting instruction form for the Annual Meeting.
Q:
What proposals will be considered at the meeting?

A:
The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying notice of Annual Meeting and include:

1.
The election of eleven (11) directors who will hold office until the earlier of the 2025 Annual Meeting or their resignation or removal;

2.
An advisory (non-binding) vote to approve the compensation of our named executive officers; and

3.
To ratify the selection of Deloitte as the Company’s independent registered public accounting firm for its fiscal year ending February 1, 2025.

If any other matters properly come before the meeting or any adjournment or postponement thereof, the persons named in the proxy card will vote in their discretion the shares represented by all properly executed proxies.
Q:
How does our Board recommend that I vote on the proposals?

A:
At the Annual Meeting, our Board recommends our stockholders vote:

1.
FOR the election of the eleven (11) director nominees listed in Proposal No. 1 (see Proposal No. 1);

2.
FOR the approval, on an advisory and non-binding basis, of named executive officer compensation (see Proposal No. 2); and

3.
FOR the ratification of the selection of Deloitte as the Company’s independent registered public accounting firm for its fiscal year ending February 1, 2025. (see Proposal No. 3).

Q:
Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a paper copy of the proxy materials?

A:
The U.S. Securities and Exchange Commission (“SEC”) has adopted rules to allow companies to post proxy materials on the Internet and provide only a Notice of Internet Availability of Proxy Materials to stockholders. We have elected to provide access to our proxy materials primarily over the Internet. Accordingly, we are sending a Notice to most of our stockholders of record and beneficial owners. All stockholders receiving the Notice will have the ability to access the proxy materials over the Internet and request a paper copy of the proxy materials by mail. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the Notice. In addition, the Notice contains instructions on how you may request access to proxy materials in printed form by mail or electronically on an ongoing basis. The Notice also instructs you how to submit your proxy electronically over the Internet or by mail.

Q:
How can I get electronic access to the proxy materials?

A:
The Notice will provide you with instructions regarding how to:

▪
View the proxy materials for the Annual Meeting on the Internet, and

▪
Instruct us to send future proxy materials to you by e-mail.

Our proxy materials are also available on the investor relations page of our website at www.marvell.com. None of the materials on our website other than the proxy materials are part of this proxy statement or incorporated by reference herein.

Marvell Technology, Inc. 2024 Proxy Statement	55

Choosing to receive future proxy materials by e-mail will save us the cost of printing and mailing documents to you and will reduce the impact of our Annual Meetings on the environment. If you choose to receive future proxy materials by e-mail, you will receive an e-mail message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.
Q:
Who can vote?

A:
The Record Date for the Annual Meeting has been set as the close of business, 6 p.m. Pacific Time, on April 25, 2024. Only stockholders of record as of such date will be entitled to notice of and to vote at the meeting. On the Record Date, there were 865,475,012 shares of common stock issued and outstanding. Each issued and outstanding share is entitled to one vote on each director nominee and on each of the other proposals to be voted on at the meeting. Shares held as of the Record Date include shares that are held directly in your name as the stockholder of record and those shares held for you as a beneficial owner through a broker, bank, or other nominee.

Q:
What should I do now to vote?

A:
You may vote your shares either by voting online at the meeting or by submitting a completed proxy via the Internet, telephone or by mail before the meeting. After carefully reading and considering the information contained in this proxy statement, please follow the instructions as summarized below, depending on whether you hold shares directly in your name as stockholder of record or you are the beneficial owner of shares held through a broker, bank or other nominee. Most of our stockholders hold their shares through a broker, bank, or other nominee rather than directly in their own name. As summarized below, there are some distinctions between the procedures for voting shares held of record and those owned beneficially.

Q:
If my shares are held in “street name” by my broker, bank, or other nominee, how do I vote my shares?

A:
If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of the shares held in “street name,” and the Notice will, subject to the terms made between you and the stockholder of record, be forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the stockholder of record. If the shares you own are held in “street name” by a bank or brokerage firm, your bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. To vote your shares, you will need to follow the directions your bank or brokerage firm provides you. Many banks and brokerage firms also offer the option of submitting voting instructions over the Internet or by telephone, instructions for which would be provided by your bank or brokerage firm on a voting instruction form.

If your shares are held in “street name” and your voting instruction form or Notice of Internet Availability indicates that you may vote those shares through the http://www.proxyvote.com website, then you may access, participate in, and vote at the annual meeting with the unique access code indicated on that voting instruction form or Notice of Internet Availability. Otherwise, you should contact your bank, broker, or other nominee (preferably at least 5 days before the annual meeting) and obtain a “legal proxy” in order to be able to attend, participate in or vote at the annual meeting.
Q:
If I am a stockholder of record, how do I vote my shares?

A:
If your shares are registered directly in your name with our transfer agent, Equiniti Trust Company, LLC (our “Transfer Agent”), you are considered the stockholder of record with respect to those shares and the Notice was sent directly to you.

There are four ways to vote:
During the Annual Meeting
▪
Virtually. You may attend the Annual Meeting and vote using the virtual meeting platform.

In advance of the Annual Meeting
▪
By Telephone. You may submit your proxy by calling the toll-free number provided in the proxy card (which must be submitted by the deadline in the proxy card).

▪
Via the Internet. You may submit your proxy via the Internet by following the instructions provided in the Notice (which must be submitted by the deadline in the Notice).

▪
By Mail. If you request printed copies of the proxy materials by mail, you may submit your proxy by filling out the proxy card and sending it back in the envelope provided (which must be received before votes are cast at the Annual Meeting).

Please be aware that if you issue a proxy or give voting instructions over the Internet or by telephone, you may incur costs such as Internet access and telephone charges for which you will be responsible.
Q:
What happens if I do not cast a vote?

A:
Many of our stockholders hold their shares through a broker, bank, or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Beneficial owners — If you hold your shares in “street name,” it is critical that you instruct your broker, bank or other nominee to cast your vote if you want it to count on all matters. The term “broker non-vote” refers to shares held by a broker or other nominee (for the benefit of its client) that are represented at the meeting, but with respect to which such broker, bank or nominee is not instructed to vote on a particular proposal and does not have discretionary authority to vote on that proposal. Brokers, banks, and nominees do not have discretionary voting authority on non-routine matters and accordingly may not vote on such matters absent instructions from you as the beneficial holder. Thus, if you hold your shares in “street name” and you do not instruct your broker, bank or other nominee on how to vote, brokers, banks, or other nominees are not permitted to vote on certain proposals and may elect not to vote on any of the proposals.

Marvell Technology, Inc. 2024 Proxy Statement	56

As a result, it is important to us that you affirmatively vote on all matters to ensure your shares are counted.
Stockholders of record — If you are a stockholder of record and you do not cast your vote or submit a proxy, no votes will be cast on your behalf on any of the items of business at the Annual Meeting. However, if you sign and return the proxy card with no further instructions, the proxy holders will vote your shares in the manner recommended by our Board on all matters presented in this proxy statement and, as the proxy holders, may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting. A stockholder may also abstain from voting on any proposal. An “abstention” occurs when a stockholder sends in a proxy with explicit instructions to decline to vote regarding a particular matter. Pursuant to our Bylaws, abstentions have the same effect as an “against” vote with respect to the approval of the named executive officer compensation program and the appointment of our independent registered accounting firm (Proposals No. 2 and 3), and no effect on the outcome of director elections (Proposal No. 1).
Q:
How are votes counted?

A:
Each share held by a stockholder as of the Record Date is entitled to one vote. There is no cumulative voting in the election of directors.

All votes will be tabulated by the inspector of elections appointed for the meeting, who will count the votes, determine the existence of a quorum and the validity of proxies and ballots, and certify the results of the voting.
Q:
How can I change or revoke my proxy after I have submitted it?

A:
You may change or revoke your proxy at any time before it is voted at the Annual Meeting by (1) Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted), (2) signing and returning a new proxy card with a later date, or (3) attending and voting at the virtual Annual Meeting. If you are a beneficial owner and submitted voting instructions to your broker, bank, or other nominee, please refer to the instructions provided by your broker, bank, or other nominee on how to change your vote.

Q:
What if other matters come up at the meeting?

A:
The matters described in this proxy statement are the only matters that we know of that will be voted on at the meeting. If any other matters properly come before the Annual Meeting or any adjournment or postponement thereof, the persons named in the proxy card will vote the shares represented by all properly executed proxies in their discretion.

Q:
Can I attend the Annual Meeting?

A:
The Annual Meeting will be held virtually via live audio-only webcast and you will not be able to attend in person. We have structured the Annual Meeting to provide substantially the same rights that stockholders would have at an in-person meeting. You will be able to vote your Marvell stock electronically via the Internet, submit questions online during the meeting and view the list of registered stockholders as of the Record Date by logging in to the website specified above using the unique control number included on your proxy card. If you were a stockholder at the close of business on the Record Date or you hold a valid legal proxy for the Annual Meeting, you may attend the Annual Meeting virtually.

Q:
How can I submit question at or prior to the Annual Meeting?

A:
If you wish to submit a question during the Annual Meeting, you may log into www.virtualshareholdermeeting.com/MRVL2024 and enter your unique control number provided in your Notice, on your proxy card, or on the instructions that accompanied your proxy materials and enter a question. We will answer questions and address comments relevant to meeting matters that comply with the meeting rules of conduct during the Annual Meeting, subject to time constraints. We will summarize multiple questions submitted on the same topic. We will try to respond to all appropriate questions during the meeting, as time permits.

If there are matters of individual concern to a stockholder and not of general concern to all stockholders, or if a question posed was not otherwise answered, we provide an opportunity for stockholders to contact us separately after the Annual Meeting through the “Investor Relations” section of the Company’s website at https://investor.marvell.com.
Q:
What if I have technical difficulties or trouble accessing the virtual Annual Meeting?

A:
If you encounter any difficulties accessing the Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting log-in page. Technical support will be available starting at 11:30 a.m. Pacific Time and until the meeting has finished.

Q:
What quorum is required for action at the meeting?

A:
The presence of a majority of the voting power of the stock outstanding and entitled to vote at the meeting, present or represented by proxy, shall constitute a quorum for the transaction of business. Abstentions and broker non-votes are counted for the purpose of determining the presence or absence of a quorum for the transaction of business. In the event there are not sufficient shares present for a quorum at the time of the Annual Meeting, the meeting will stand adjourned as may be determined by our Board in accordance with the Bylaws to permit the further solicitation of proxies.

Q:
What vote is required to approve each proposal?

A:
Proposal No. 1: The nominees for director receiving the affirmative vote of at least a majority of the votes cast at the Annual Meeting will be elected as directors to serve until the next Annual Meeting. Abstentions and broker non-votes will be entirely excluded from the vote and will have no effect on the outcome of this proposal.

Proposal No. 2: Our stockholders will have an advisory (non-binding) vote on named executive officer compensation as described in this proxy statement, which requires the affirmative vote of at least a majority of the voting power of the stock present or represented by

Marvell Technology, Inc. 2024 Proxy Statement	57

proxy and entitled to vote on the subject matter at the Annual Meeting to be approved. Abstentions will have the same effect as votes “against” the proposal, and broker non-votes will be entirely excluded from the vote and will have no effect on the outcome of this proposal. The vote is advisory and therefore not binding on our Board; however, our Board and the ECC will consider the result of the vote when making future decisions regarding our executive compensation policies and practices.
Proposal No. 3: Ratification of the appointment of Deloitte as our independent registered public accounting firm for our fiscal year ending February 1, 2025, requires the affirmative vote of at least a majority of the voting power of the stock present or represented by proxy and entitled to vote on the subject matter at the Annual Meeting to be approved. Abstentions will have the same effect as votes “against” the proposal, and because brokers will have discretionary authority to vote for the ratification of the appointment of the Company’s independent registered public accounting firm in the event that they do not receive voting instructions from the beneficial owner of the shares, there will not be any broker non-votes with respect to this proposal.
Q:
What does it mean if I receive more than one Notice or e-mail about the Internet availability of the proxy materials or more than one paper copy of the proxy materials?

A:
If you receive more than one Notice, more than one e-mail or more than one paper copy of the proxy materials, it means that you have multiple accounts with your brokers or the Transfer Agent. Please vote all of these shares. For all of your shares to be voted by proxy, you must complete, sign, date and return each proxy card and voting instruction card that you receive and do so for all shares represented by each Notice and e-mail that you receive (unless you have requested and received a proxy card or voting instruction card for the shares represented by one or more of those notices or e-mails). We encourage you to have all your shares registered in the same name and address. You may do this by contacting your broker or the Transfer Agent.

Q:
What is the contact information for our Transfer Agent?

A:
Contact information is as follows:

Equiniti Shareholder Services Call Center Toll Free: 800.937.5449 Local & International: 718-921-8124 Hours: 8 a.m. – 8 p.m. ET Monday to Friday	Equiniti Trust Company, LLC 48 Wall Street, Floor 23 New York, NY 10005 E-mail: HelpAST@Equiniti.com

Q:
Who is making and paying for this proxy solicitation?

A:
This proxy is solicited on behalf of our Board. We will pay the cost of distributing this proxy statement and related materials as well as the cost of soliciting proxies. We will also reimburse brokers, banks, and other nominees for their reasonable out-of-pocket expenses for forwarding proxy materials to beneficial owners of shares or other persons for whom they hold shares. We have retained Okapi Partners LLC to assist us in the solicitation of proxies and we have agreed to pay them a fee of approximately $20,000, plus reasonable expenses, for these services. In addition, to the extent necessary to ensure sufficient representation at the meeting, we may solicit the return of proxies by personal interview, mail, telephone, facsimile, Internet, or other means of electronic transmission. The extent to which this will be necessary depends upon how promptly proxies are returned. We urge you to send in your proxy without delay.

Q:
How can I find out the results of the voting at the Annual Meeting?

A:
We plan to announce preliminary voting results at the meeting. Final voting results will be published in a Current Report on Form 8-K filed with the SEC within four business days of the meeting. If the final voting results are not available within four business days after the meeting, we will provide the preliminary results in the Form 8-K and the final results in an amendment to the Form 8-K within four business days after the final voting results are known to us.

Q:
Who should I call if I have questions about the Annual Meeting?

A:
You should contact the following:

Ashish Saran
Sr. Vice President, Investor Relations
5488 Marvell Lane
Santa Clara, CA 95054
Phone: (408) 222-3274

Marvell Technology, Inc. 2024 Proxy Statement	58

ANNUAL REPORT ON FORM 10-K
YOU MAY OBTAIN, WITHOUT CHARGE, A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED FEBRUARY 3, 2024, BY SENDING A WRITTEN REQUEST TO THE FOLLOWING ADDRESS: MARVELL SEMICONDUCTOR, INC., 5488 MARVELL LANE, SANTA CLARA, CALIFORNIA, 95054, ATTN: INVESTOR RELATIONS DEPARTMENT. THE ANNUAL REPORT ON FORM 10-K IS ALSO AVAILABLE AT WWW.MARVELL.COM.
BY ORDER OF THE BOARD OF DIRECTORS,
MATTHEW J. MURPHY
Chairman and CEO
May 8, 2024

Marvell Technology, Inc. 2024 Proxy Statement	59

5488 Marvell Lane
Santa Clara, CA 95054
www.marvell.com
Copyright © 2024 Marvell, All rights reserved

MARVELL TECHNOLOGY, INC. 1000 N. WEST STREET SUITE 1200 WILMINGTON, DE 19801 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 19, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/MRVL2024 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 19, 2024. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V37635-P04836 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY MARVELL TECHNOLOGY, INC. The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees: For Against Abstain 1a. Sara Andrews 1b. W. Tudor Brown 1c. Brad W. Buss 1d. Daniel Durn 1e. Rebecca W. House 1f. Marachel L. Knight 1g. Matthew J. Murphy 1h. Michael G. Strachan 1i. Robert E. Switz 1j. Ford Tamer 1k. Richard P. Wallace The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain 2. An advisory (non-binding) vote to approve compensation of our named executive officers. 3. To ratify the appointment of Deloitte and Touche LLP as our independent registered public accounting firm for the fiscal year ending February 1, 2025. NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement, Stockholder Letter and Form 10-K are available at www.proxyvote.com. MARVELL TECHNOLOGY, INC. Annual Meeting of Stockholders June 20, 2024 12:00 PM Pacific Time This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Willem Meintjes and Mark Casper, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Marvell Technology, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 12:00 PM, PDT on June 20, 2024, virtually at www.virtualshareholdermeeting.com/MRVL2024 and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations and in the discretion of the proxies with respect to such other business as may properly come before the meeting or any adjournment or postponement thereof. In the event that any of the nominees named on the reverse side of this form are unavailable for election or unable to serve, the shares represented by proxy may be voted for a substitute nominee selected by the Board of Directors. Continued and to be signed on reverse side